UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

MAJESCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON August 13, 2018

To the Shareholders of Majesco:
The 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) of Majesco, a California corporation (the “Company,” “we,” “us,” or “our”), will be held on Monday, August 13, 2018, at 11:00 a.m. (Eastern Time) at the principal executive offices of the Company located at 412 Mt. Kemble Ave., Suite 110C, Morristown, NJ 07960, for the following purposes:
1.
To elect members of the board directors to serve for a one-year term to expire at the 2019 annual meeting of shareholders;

2.
To approve an amendment to the Majesco 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares;

3.
To ratify the selection of MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”) as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

4.
To transact such other business as may properly be brought before the 2018 Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR” the election of our Board’s director nominees (Proposal 1), “FOR” the proposal to approve an amendment to the 2015 Plan to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares (Proposal 2) and “FOR” the proposal to ratify MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2019 (Proposal 3).
Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about June 25, 2018, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on June 14, 2018, the record date for the 2018 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a shareholder of record, you may vote in one of the following ways:
•
Vote over the Internet, by going to www.voteproxy.com (have your Notice or proxy card in hand when you access the website);

•
Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

•
Vote in person at the 2018 Annual Meeting.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
Whether or not you plan to attend the 2018 Annual Meeting in person, we urge you to take the time to vote your shares. This proxy statement and the form of proxy card are being mailed to shareholders on or about June 25, 2018.
By Order of the Board of Directors,
/s/Ketan Mehta

Ketan Mehta
President and Chief Executive Officer
Morristown, NJ
June 25, 2018

i

Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 13, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING TO BE HELD ON Monday, August 13, 2018
Copies of this proxy statement, the form of proxy card and the Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (the “2018 Annual Report”) are available without charge at http://www.astproxyportal.com/ast/20143, by telephone at 888-Proxy-NA (888-776-9962) or 718-921-8562(for international callers), or by notifying our Corporate Secretary, in writing, at Majesco, 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960.
The board of directors (“Board”) of Majesco (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2018 annual meeting of shareholders (the “2018 Annual Meeting”) to be held at the principal executive offices of the Company, 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960, on August 13, 2018 at 11:00 a.m. (Eastern Time).
On June 25, 2018, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement and the 2018 Annual Report, and view instructions on how to vote. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.
EXPLANATORY NOTE
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 and the Securities Exchange Act of 1934 as amended (the “Exchange Act”). As a result of being an emerging growth company, we are not required to (i) conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted or conduct votes seeking approval, on an advisory basis, of golden parachute payments not previously approved, or (ii) provide pay for performance, compensation ratio or a compensation discussion and analysis. We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the preceding three-year period; and (iv) the last day of our fiscal year containing the fifth anniversary of the date on which shares of our common stock were offered in connection with the completion of our merger with Cover-All Technologies Inc. on June 26, 2015.

FREQUENTLY ASKED QUESTIONS
The following questions and answers present important information pertaining to the 2018 Annual Meeting:
Q:
Why are we holding the 2018 Annual Meeting?

A:
As a matter of good corporate practice, and in compliance with applicable corporate law and the NYSE American Company Guide (the “NYSE American Listing Rules”) of the NYSE American (“NYSE American”), we hold a meeting of shareholders annually. This year’s meeting will be held on August 13, 2018. There will be at least three items of business that must be voted on by our shareholders at the 2018 Annual Meeting, and our Board is seeking your proxy to vote on these items. This proxy statement contains important information about us and the matters that will be voted on at the 2018 Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2018 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which is being mailed to our shareholders on or about June 25, 2018, will instruct you as to how you may access and review all of the proxy materials over the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:
Who is entitled to vote?

A:
Only shareholders of record as of the close of business on June 14, 2018 (the “Record Date”) will be entitled to notice of, and to vote at, the 2018 Annual Meeting. A list of shareholders eligible to vote at the 2018 Annual Meeting is available for inspection at any time up to the 2018 Annual Meeting. If you would like to inspect the list, please call our Corporate Secretary at (973) 461-5200 to arrange a visit to our offices.

Q:
How many shares of common stock can vote?

A:
There were 36,601,491 shares of common stock issued and outstanding as of the close of business on the Record Date. Each shareholder entitled to vote at the 2018 Annual Meeting may cast one vote for each share of common stock owned by him, her or it which has voting power upon each matter considered at the 2018 Annual Meeting.

Q:
What may I vote on?

A:
You may vote on the following matters:

1.
the election of members of the Board to serve for a one-year term to expire at the 2019 annual meeting of shareholders;

2.
an amendment to the Majesco 2015 Equity Incentive Plan (the “2015 Plan”) to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares;

3.
the ratification of the selection of MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”) as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

4.
any other business that may properly come before the 2018 Annual Meeting and any adjournment or postponement thereof.

Q:
Will any other business be presented for action by shareholders at the 2018 Annual Meeting?

A:
Management knows of no business that will be presented at the 2018 Annual Meeting other than Proposals 1, 2 and 3. If any other matter properly comes before the 2018 Annual Meeting, the persons named as proxies in the proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:
How does the Board recommend that I vote on each of the proposals?

A:
Our Board recommends a vote “FOR” the director nominees (Proposal 1), “FOR” an amendment to the 2015 Plan to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares (Proposal 2) and “FOR” the ratification of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2019 (Proposal 3).

Q:
How do I vote my shares?

A:
The answer depends on whether you own your shares of common stock directly (that is, you hold shares that show your name as the registered shareholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own your shares directly (i.e., you are a “registered shareholder”): your proxy is being solicited directly by us, and you can vote by mail, over the Internet or you can vote in person if you attend the 2018 Annual Meeting.
If you wish to vote by mail, please do the following: (i) sign and date the proxy card, (ii) mark the boxes indicating how you wish to vote, and (iii) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the director nominees, “FOR” an amendment to the 2015 Plan to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares, “FOR” the ratification of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2019, and, in their discretion, on any other matter that properly comes before the 2018 Annual Meeting. Unsigned proxy cards will not be counted.
If you wish to vote over the Internet, you will find instructions on the proxy card that you should follow. There may be costs associated with electronic access, such as usage charges from Internet access providers that must be paid by the shareholder. The Internet voting procedures are designed to authenticate a shareholder’s identity to allow a shareholder to vote his, her or its shares and confirm that his, her or its instructions have been properly recorded. Voting over the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.
If you wish to vote in person at the meeting, written ballots will be passed out to anyone who wants to vote at the meeting.
If you hold your shares through a broker, bank or other nominee: If you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the 2018 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the 2018 Annual Meeting. A voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting. See also “Will my shares be voted if I do not return my proxy?” below.
Q:
What is a proxy?

A:
A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Farid Kazani, our Chief Financial Officer, and Lori Stanley, our General Counsel and Corporate Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the 2018 Annual Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.
Q:
Will my shares be voted if I do not return my proxy?

A:
If your shares are registered directly in your name, your shares will not be voted if you do not vote by returning your proxy by mail, over the Internet or by ballot at the 2018 Annual Meeting.

If your shares are held in “street name,” your brokerage firm may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Brokers can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.
Proposal 1, election of directors, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
Proposal 2, amendment to the 2015 Plan, is a non-discretionary matter. If you do not instruct your brokerage firm how to vote with respect to this proposal, your brokerage firm may not vote with respect to this proposal and those shares that would have otherwise been entitled to be voted will be counted as “broker non-votes.”
Proposal 3, ratification of the selection of our independent registered public accounting firm, is considered a discretionary matter, and your brokerage firm will be able to vote on this proposal even if it does not timely receive instructions from you, so long as it holds your shares in its name.
We encourage you to timely provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the 2018 Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions to them.
Q:
What if I want to change my vote or revoke my proxy?

A:
If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2018 Annual Meeting. To do so, you must do one of the following:

1.
Vote over the Internet as instructed above. Only your latest Internet vote is counted. You may not revoke or change your vote over the Internet after 11:59 p.m., Eastern Time, on August 12, 2018.

2.
Sign a new proxy and submit it by mail to our Corporate Secretary who must receive the proxy card no later than August 12, 2018. Only your latest dated proxy will be counted.

3.
Attend the 2018 Annual Meeting and vote in person as instructed above. Attending the 2018 Annual Meeting alone will not revoke your Internet vote or proxy submitted by mail, as the case may be.

4.
Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote in person at the 2018 Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a broker’s legal proxy as described in the answer to the question “How do I vote my shares?” above.

Q:
What is a quorum?

A:
The holders of a majority of the 36,601,491 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the 2018 Annual Meeting. If you choose to have your shares represented by proxy at the 2018 Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the 2018 Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the 2018 Annual Meeting until a quorum is present.

Q:
What vote is required to approve each matter and how are votes counted?

A:
Proposal 1 — Election of Directors

Under our bylaws, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required for the election of directors in an uncontested election (which is the case in this election). With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominee receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the outcome of Proposal 1.
Proposal 2 — An amendment to the 2015 Plan to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares
Under our bylaws, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required to increase the number of shares authorized for issuance under the 2015 Plan to 5,877,263 shares from 3,877,263 shares. With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN with respect to the increase in shares authorized for issuance under the 2015 Plan. If the proposal receives more votes FOR than AGAINST it will be approved. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the outcome of Proposal 2.
Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm
With respect to Proposal 3, you may vote FOR, AGAINST or ABSTAIN. To approve Proposal 3, the votes cast FOR the ratification must exceed the votes cast AGAINST the ratification. Proposal 3 is a discretionary matter. If your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 3. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 3.
Although shareholder approval of our audit committee’s selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2019 is not required, we believe that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved at the 2018 Annual Meeting, the audit committee will reconsider its selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

Q:
What if additional proposals are presented at the 2018 Annual Meeting?

A:
We do not intend to bring any other matter for a vote at the 2018 Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the 2018 Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:
Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:
Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for their service as described later in this Proxy Statement under the heading “Proposal 1: Election of Directors —  Corporate Governance — Compensation of Non-Employee Directors” and our officers and directors may be the recipient of future awards under the 2015 Plan as described later in this Proxy Statement under the heading “Proposal 2: Approval of Amendment to 2015 Equity Incentive Plan.”

Q:
How many shares do the affiliates, directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:
Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 3.52% of our outstanding common stock, and our two largest shareholders Majesco Limited, which owned of record as of the Record Date 25,530,125 shares of our common stock, and Mastek (UK) Limited, which owned of record as of the Record Date 5,044,875 shares of our common stock (or approximately 83.53% in the aggregate of our outstanding common stock), are expected to vote, or direct the voting of their shares, in favor of the election of the eight director nominees set forth in this proxy statement, in favor of an amendment to the 2015 Plan to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares and in favor of the ratification of the selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

Q:
Who will count the votes?

A:
Our inspector of elections, American Stock Transfer & Trust Company, LLC, will count the votes cast by proxy and the votes cast in person at the 2018 Annual Meeting.

Q:
Who can attend the 2018 Annual Meeting?

A:
All shareholders are invited to attend the 2018 Annual Meeting.

Q:
Are there any expenses associated with collecting the shareholder votes?

A:
We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our shareholders. We do not anticipate hiring an agency to solicit votes from shareholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Our officers and other employees may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:
Where can you find the voting results?

A:
Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the 2018 Annual Meeting.

Q:
Who is our Independent Registered Public Accounting Firm, and will they be represented at the 2018 Annual Meeting?

A:
MSPC served as our independent registered public accounting firm for the fiscal year ended March 31, 2018 and audited our financial statements for such fiscal year as of March 31, 2018. MSPC has been selected by the audit committee to serve in the same role and to provide the same services for the fiscal year ending March 31, 2019. We expect that one or more representatives of MSPC will be present in person at the 2018 Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the 2018 Annual Meeting.

Q:
How do I obtain an Annual Report on Form 10-K?

A:
If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 that we filed with the SEC, we will send you one without charge. Please write to:

Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960
Attn: Investor Relations
All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Investors” section of our website at www.majesco.com.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board currently consists of eight directors, and their terms will expire at the 2018 Annual Meeting. Directors are elected at the annual meeting of shareholders each year and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our articles of incorporation and bylaws, vacancies on our Board (including vacancies created by the removal of any director) may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. Pursuant to the General Corporation Law of the State of California, the term of office of a director elected by our Board to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Once the appointed director receives the requisite shareholder vote at the annual meeting, he or she will serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Dr. Arun K. Maheshwari and Messrs. Earl Gallegos, Ketan Mehta, Sudhakar Ram, Atul Kanagat, Steven R. Isaac, Robert P. Restrepo, Jr. and Rajesh Hukku have each been nominated to serve as directors and have agreed to stand for election. If the nominees are elected at the 2018 Annual Meeting, then each nominee will serve for a one-year term expiring at the 2019 annual meeting of shareholders and until his successor is duly elected and qualified.
Under our bylaws, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required for the election of directors in an uncontested election (which is the case in this election). With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominee receiving more votes FOR than AGAINST will be elected. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or AGAINST any nominee. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the voting on Proposal 1.
If no contrary indication is made, proxies are to be voted “FOR” Dr. Maheshwari and Messrs. Gallegos, Mehta, Ram, Kanagat, Isaac, Restrepo and Hukku or, in the event that any such individual is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.
Recommendation of our Board
Our Board unanimously recommends that the shareholders vote “FOR” the election of all of our director nominees at the 2018 annual meeting.
Nominees for Election to the Board
Nominee	Age	Position	Director Since
Dr. Arun K. Maheshwari	73	Chairman of the Board	2015
Ketan Mehta	59	President, Chief Executive Officer and Director	1992
Earl Gallegos	60	Director	2015
Rajesh Hukku	60	Director	2018
Steven R. Isaac	66	Director	2015
Atul Kanagat	62	Director	2013
Sudhakar Ram	57	Director	2015
Robert P. Restrepo, Jr.	68	Director	2015

Nominees for Election to the Board for a Term Expiring at the 2018 Annual Meeting of Shareholders1
Dr. Arun K. Maheshwari.   Dr. Maheshwari is the Chairman of Majesco and has served as a director and chairman of the Board of Majesco since January 2015. From 2015 to August 2017, Dr. Maheshwari served on the board of directors of Majesco Limited, a public limited company publicly-traded in India and the majority shareholder of Majesco. From 2012 until June 2015, Dr. Maheshwari served on the board of directors of Mastek Limited, a public limited company domiciled in, and organized under the laws of, India. From 2005 until his retirement in 2009, Dr. Maheshwari served as founder and President of Fiserv Global Services Group (“FGS”), a subsidiary of Fiserv, Inc. (“Fiserv”), a Fortune 500 company providing information management systems and services to the financial and insurance industries. FGS was established to develop offshore delivery centers offering services to Fiserv customers and grew rapidly under Dr. Maheshwari’s leadership to more than 2,000 employees within two years. Prior to FGS, Dr. Maheshwari founded and led CSC India, a subsidiary of Computer Sciences Corporation, as Founder President and Managing Director from 1996 to 2005. From 1985 to 1996, Dr. Maheshwari was a senior information technology and finance executive with Continental Insurance (now CNA), following service with Reliance Insurance as a senior information technology executive from 1981 to 1985. Earlier, Dr. Maheshwari specialized in strategy and information technology consulting at McKinsey & Company in New York City from 1977 to 1981. Dr. Maheshwari began his career with Tata Consultancy Services (“TCS”) in India, as a senior executive responsible for marketing, software development and management consulting and served as TCS’s first head of marketing and business development. He has previously served as a director of Fortegra Financial Corp., a NYSE-listed insurance product and services company, having stepped down in December 2014. He served as a director of Duck Creek Technologies (now Accenture), an insurance software firm, and has served as a director of Eagle Eye Analytics, a provider of predictive analytics software for the insurance industry. Dr. Maheshwari is active as a private investor, investing primarily in technology start-ups and real estate. Dr. Maheshwari holds a B.S. from Rajasthan University (Jaipur, India), a PGDM from the Indian Institute of Management (“IIM”) Calcutta, a M.S. in Computer Science from Stanford University, an M.B.A. from Columbia University and a Ph.D. from the Wharton School of Business at the University of Pennsylvania.
We believe that Dr. Maheshwari’s extensive experience and expertise in the insurance technology, information technology, business services and consulting sectors, as well as his educational background, qualify him to serve on our Board.
Ketan Mehta.   Mr. Mehta has served as President of Majesco since 2000, as CEO of Majesco since July 2011 and as a member of our Board since 1992. Mr. Mehta co-founded Mastek Limited in 1982 and has served as a member of Mastek Limited’s board of directors from 1982 until June 1, 2015. Mastek Limited is a public limited company domiciled in India whose equity shares are listed on the BSE Limited and the National Stock Exchange of India Limited. Majesco was a wholly-owned subsidiary of Mastek Limited prior to the de-merger in June 2015 of the insurance products and services business of Mastek Limited into Majesco Limited. Mr. Mehta was a member of the Nomination and Remuneration Committee of Mastek Limited from October 5, 2007 until June 1, 2015 and a member of the Governance Committee from January 7, 2009 until June 1, 2015. During his tenure of over 32 years with Mastek Limited and its affiliates, Mr. Mehta has handled multiple functions including sales, delivery and general management. Mr. Mehta is the driving force behind the conceptualization and the execution of Majesco’s insurance strategy, including acquisition and integration of four insurance technology companies over the last nine years. Prior to that, Mr. Mehta also spearheaded Mastek Limited’s joint venture with Deloitte Consulting. Ketan holds a PGDM (MBA degree-equivalent) from IIM Ahmedabad.
We believe that Mr. Mehta’s extensive knowledge of Majesco and its operations as co-founder of Mastek Limited and his experience as a senior executive in the insurance technology industry qualify him to serve on our Board.
Earl Gallegos.   Earl Gallegos has served as a director of Majesco since the completion of our merger with Cover-All Technologies, Inc. (“Cover-All”) in June 2015. He has served as a member of the board of directors of Cover-All since March 1997, and as Chairman of the board of directors of Cover-All since January 2014. Mr. Gallegos is the principal of Earl Gallegos Management Corporation, a management consulting firm founded by him in 1994 specializing in the insurance and software industries. Mr. Gallegos was a founder of Peak Performance Solutions Inc., a privately held insurance technology firm. In 1997,

Mr. Gallegos co-founded Regents Electronic Commerce Inc. (“REC”) with Steven R. Isaac. REC was founded to offer workers’ compensation electronic data interchange services and compliance reporting and was merged to form ecDataFlow.com Inc. (“ecDataFlow”) in 1999. ecDataFlow was merged with Bridium, Inc. (“Bridium”), a technology firm, in 2002. Mr. Gallegos has also served as a director of Zytalis Inc., an information technology professional services firm, from 1999 to 2006, Bridium from 1998 to 2003, Fidelity National Information Solutions, Inc., from 1997 to 2003, eGovNet, Inc., a government technology services firm, from 2002 to 2003, PracticeOne, Inc., a medical practice management software company, from 2002 to 2005, and Fidelity National Real Estate Solutions, a company specializing in real estate and banking technology, in 2003.
We believe that Mr. Gallegos’ lengthy insurance and technology industry experience and technology background, as well as his financial expertise, qualify him to serve on our Board.
Rajesh Hukku, Director.   Since November 2010, after a career spanning over three decades in the information technology field, Rajesh Hukku has served as a consultant/advisor to several technology companies in the U.S. and India. Prior to such time, he held various positions at Oracle Corporation (“Oracle”), a multinational computer technology corporation, Oracle Financial Services Software Ltd. (India) (formerly i-flex solutions, ltd. (India) (“i-flex”)), an IT solutions company serving financial institutions in over 125 countries (“OFSS India”), Tata Consulting Services, an information technology services, digital and business solutions company and Citicorp Overseas Software Ltd., a company which offers business and professional products and services. From 2009 until October 2010, Mr. Hukku served as SVP and Chief Strategy Officer of Oracle’s Financial Services Global Business Unit and from 2007 until 2009, he served as SVP and General Manager of such unit. In addition, from 1992 until 1996, Mr. Hukku served as Chief Executive Officer of OFSS India where he championed the growth of i-flex from a mere startup in 1992, into a global leader in the field of banking software with a revenue of approximately $650 million by 2009. From 1997 until 2001, he served as Vice President of Citicorp North America, Inc. Mr. Hukku has held several board positions. He has served as a director, chairman and managing director of the board of OFSS India and the chairman of the board of Oracle Financial Services Software, Inc. USA. In addition, he served as a member of the board of directors of the subsidiaries of i-flex including i-flex solutions America Inc., i-flex solutions, bv (Netherlands), Supersolutions and i-flex Processing Services, Ltd. (India). Mr. Hukku has received several awards including, (i) Entrepreneur of the Year Award awarded by Ernst & Young IT, CE India 2002; (ii) the Star of Asia awarded by Businessweek in 2003; (iii) The Dewang Mehta award for innovation in IT awarded by the government of India in 2003; (iv) the Global Entrepolis Award awarded by the Prime Minister of Singapore in 2004; (v) the Order Bernardo O Higgins — Great Official awarded by the President of Chile in 2005; (vi) the Stevie Award in the best chairman category awarded in 2006; and (vii) the Outstanding 50 Asian Americans in Business awarded by the Asian American Business Development Center in New York in 2006. Mr. Hukku graduated from Birla Institute of Technology and Science, Pilani, India with a BE (Hons) degree in electrical and electronics engineering. In addition, he was a research scholar in the field of Local Area Networks, at the University of Maryland, College Park.
We believe that Mr. Hukku’s extensive technology experience across financial services brings a wealth of knowledge and experience on how technology is disrupting and transforming the industry. His unique insights, experience and advice will help guide the vision and strategic opportunities of Majesco.
Steven R. Isaac.   Mr. Isaac has over 35 years of experience in the insurance and technology industries (public and private sectors). Mr. Isaac has served as a director of Majesco since the completion of our merger with Cover-All in June 2015 and as a director of Cover-All since 2014. Mr. Isaac served as the Senior Vice President, Risk Division, of Ebix, Inc., a NASDAQ-listed provider of on-demand software and e-commerce services to the insurance industry, from 2009 until May 2011. In 2004, Mr. Isaac co-founded Peak Performance Solutions, Inc., a privately held insurance technology firm, and served as its CEO until 2009. From 2002 to 2004 he served as the CEO of Bridium following the merger of ecDataFlow, a provider of business-to-business electronic commerce solutions, with Bridium in 2002. He co-founded ecDataFlow in 1999 in connection with the merger of REC with another company and served as ecDataFlow’s President and CEO until 2002. In 1997, Mr. Isaac co-founded REC with Earl Gallegos and served as REC’s President and CEO until 1999. He served as an Executive Vice President of Marketing Communications Sector at Cadmus Communications Corporation, a provider of integrated graphic communications services, from

1997 to 1999. Mr. Isaac served as COO of the Ohio Bureau of Workers Compensation from 1995 to 1997. Prior to that, Mr. Isaac served as Director of Electronic Data Systems Corp.’s Insurance Division from 1990 to 1995. Mr. Isaac has also served as a senior executive for three large P&C insurance companies: Merchants Insurance, Milwaukee Insurance and Sentry Insurance. He has led and managed over twenty acquisitions, mostly in the P&C insurance space. He served on the Kentucky Assigned Risk Pool Board, as a Board Member of the Property & Liability Resource Bureau, as a Board Member of the International Association of Industrial Accident Boards and Commissions, and as an Arbitrator for the American Insurance Arbitration Forum. Mr. Isaac currently serves on the board of directors of David Corporation. He is a graduate of Franklin University with a Bachelor’s degree in Business.
We believe that Mr. Isaac’s broad knowledge of the insurance technology industry and extensive experience managing acquisitions qualify him to serve on our Board.
Atul Kanagat.   Mr. Kanagat has served as a member of our Board since 2013. Mr. Kanagat has served as a non-executive director of Majesco Limited since 2012 and served as a non-executive director of Mastek UK from 2013 until 2017. Since November 2017, Mr. Kanagat has served as non-executive Chairman of Mastek USA (Digility). He is a member of several committees, and he chairs the Nomination and Remuneration Committee of Mastek Limited. Immediately prior to this, Mr. Kanagat served at Harman International Industries, Inc., an audio equipment manufacturer, as Vice President of Corporate Development from 2010 to 2011, responsible for leading all mergers and acquisitions and coordinating corporate strategy. Prior to this, Mr. Kanagat spent five years in the audio industry and the national symphony orchestra industry in the United States, during which period he served as Vice President of Research at the League of American Orchestras from 2006 until 2009. Mr. Kanagat previously served at McKinsey & Company (“McKinsey”) as an Associate from 1982 to 1988, Partner from 1988 to 1994 and Director from 1994 to 2004 (including as Managing Director of the Seattle, WA office from 1995 – 2003). Mr. Kanagat began his professional career at Unilever at its Indian subsidiary, Hindustan Lever Ltd. (1977 to 1980). Mr. Kanagat has also served on the board of directors of various non-profit institutions, including the Liberty Science Center in Jersey City, NJ, the Seattle Symphony Orchestra, the Seattle Chamber of Commerce and the Fred Hutchinson Cancer Research Center in Seattle, WA. Mr. Kanagat earned a B. Tech. in Mechanical Engineering from the Indian Institute of Technology, Bombay, and an MBA from Harvard Business School.
We believe that Mr. Kanagat’s knowledge of the worldwide operations of Majesco and its affiliates, his experience in corporate strategy and mergers and acquisitions and his background as a former senior executive in the consulting industry qualify him to serve on our Board.
Sudhakar Ram.   Mr. Ram has served as a director of Majesco since the completion of our merger with Cover-All. Mr. Ram currently serves as Vice Chairman and Managing Director of Mastek Limited, having previously served as Managing Director and Group CEO of Mastek Limited. He is a co-founder of Mastek Limited and has served as a member of the board of directors of Mastek Limited since 1985. Mr. Ram also handled the additional responsibilities of leading Mastek Limited’s business in the UK as CEO for Mastek (UK) Ltd. (“Mastek UK”) from 2013 until March 2015. From July 1993 until March 2015, Mr. Ram served as a director of Majesco Msc sdn Bhd. — Malaysia and from April 200 until October 2015, he served as a director of Mastek Asia Pacific Pte Limited-Singapore. In addition, since June 2017, Mr. Ram has served as a director of Trans American Information Systems Private Limited, an IT services company, and since November 2016, he has served as the Managing Director of Cashless Technologies India Private Limited, an e-commerce/m-commerce company founded by him in February 2016. Since August 2015, Mr. Ram has served as a director of Ruralshores Business Services Private Limited, a process outsourcing company, and since October 2014, he has served as a director of Bhavitha Foundation, an organization which provides professional training to students. From April 2015 until September 2016, Mr. Ram served as a director of IndigoBlue Consulting Limited, UK, an IT consulting company, and from September 2015 until December 2016, he served as a director of Legal Practice Technologies Limited, UK, a software publishing company. Before joining Mastek Limited, from 1982 until 1984, he was the CIO of Rediffusion Dentsu Young & Rubicam (part of the Young & Rubicam network held by WPP plc), a communication media company. Mr. Ram received CNBC Asia’s “India Business Leader of the Year” award in 2007, and is a silver medalist of Indian Institute of Management (“IIM”), Calcutta (IIM-C ranks among the Top 5 management institutes in India). He holds a Bachelor’s of Commerce from Chennai University and a PGDM from IIM Calcutta.

We believe that Mr. Ram’s extensive knowledge of Majesco and its operations as co-founder of Mastek Limited and experience as a senior executive in the insurance technology industry qualify him to serve on our Board.
Robert P. Restrepo, Jr., Director.   Mr. Restrepo has served as a member of our Board since August 2015. From 2006 until December 2015, Mr. Restrepo served as the Chairman of the board of directors of State Auto Financial Corporation, State Auto Property & Casualty Insurance Company and Milbank Insurance Company, each a wholly owned subsidiary of State Auto Financial Corporation, and of State Automobile Mutual Insurance Company, and from 2006 until May 2015, Mr. Restrepo served as the President and Chief Executive Officer of such companies. Mr. Restrepo serves as a member of the board of directors of RLI Corp. (NYSE: RLI), a property and casualty insurance company. During his career, Mr. Restrepo has held executive roles at Aetna Life & Casualty Company, Travelers Property and Casualty, The Hanover Insurance Group Inc. and Main Street America Group. Mr. Restrepo currently serves on the board of directors of The Larry H. Miller Group of Companies, Nuclear Electric Insurance Limited. Mr. Restrepo earned a Bachelor of Arts in English from Yale University.
We believe that Mr. Restrepo’s extensive knowledge of operations, marketing, sales, and general management of a property and casualty insurance company and valuable experience in corporate governance, acquisitions, strategic planning and leadership development qualify him to serve on our Board.
Family Relationships
There are no other family relationships among any of our current or former directors or executive officers.
Involvement in Certain Legal Proceedings
We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which applies to all of our officers, directors and employees, Corporate Governance Guidelines, an Anti-Hedging Policy and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Ethics, Corporate Governance Guidelines and Anti-Hedging Policy, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.majesco.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Majesco, 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960, Attn: Investor Relations.
Director Independence and Controlled Company Status
Majesco Limited, a private limited company domiciled in, and organized under the laws of, India, owns a majority interest in us and we are a “controlled company” under the NYSE American Listing Rules. The “controlled company” exception eliminates the requirements that we have (a) a majority of independent directors on our Board and (b) compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE American Listing Rules. The “controlled company” exception does not modify the independence requirements for the audit committee, and we are in compliance with the requirements of the Sarbanes-Oxley Act and the NYSE American.
We currently have a majority of independent directors on our Board. Our Board has determined that Dr. Maheshwari and Messrs. Gallegos, Isaac, Kanagat, Restrepo and Hukku are independent as defined under the corporate governance rules of the NYSE American.
Our Board considered the following relationships in connection with these independence determinations. None of the relationships described below were considered material relationships that impacted or would impact the applicable director’s independence:
Service on Advisory Board.   Our Board considered the fact that, prior to his appointment to our Board, Dr. Maheshwari served as a member of our Board of Advisors from 2011 to 2014 and received compensation for his service on the Board of Advisors in an amount commensurate with that received by other members of our Board of Advisors. Such compensation was below the amount for which disclosure of a transaction with a related person would be required pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) for each applicable year. Dr. Maheshwari no longer serves on our Board of Advisors and no longer receives compensation for his services on our Board of Advisors.
Service as Director of Controlling Shareholder.   Our Board considered the fact that (i) Dr. Maheshwari served from 2015 until his resignation on August 3, 2017 as an independent director of Majesco Limited, the majority stockholder of Majesco, including as a member of the audit committee and corporate social responsibility committee of the board of directors of Majesco Limited and as chairman of the nomination, remuneration and compensation committee of Majesco Limited. However, no fees or expense reimbursements were paid to Dr. Maheshwari by Majesco Limited during his appointment to the Majesco Limited board of directors; (ii) Dr. Maheshwari served from October 24, 2013 until his resignation on June 1, 2015, as a non-executive director of Mastek Limited, including as a member of multiple committees of the board of directors of Mastek Limited and as chairman of the Nomination and Remuneration Committee of Mastek Limited. No fees or expense reimbursements were paid to Dr. Maheshwari by Mastek Limited during his appointment to the Mastek Limited board of directors; (iii) Mr. Kanagat currently serves as a non-executive director of Mastek Limited (including as Chairman of the Nomination and Remuneration Committee and member of the Audit Committee of Mastek Limited), and has received reimbursement of expenses for attending the board meetings; and (iv) Mr. Kanagat provided services as a consultant for Majesco from July 2011 to December 2012, but these services were terminated in December 2012 and Mr. Kanagat’s compensation for such services was below the amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Securities Act.
Immaterial Compensation Paid to Family Member.   Our Board considered the fact that Rita Kanagat, daughter of Mr. Kanagat, was employed from June 2013 to June 2014 by our subsidiary Majesco Software and Solutions Inc., and, from July 2014 to May 7, 2015, provided services to us as a consultant. Such compensation is below the amount for which disclosure of a transaction with a related person would be required pursuant to Item 404(a) of Regulation S-K under the Securities Act for each applicable year. Ms. Kanagat’s consulting agreement terminated on May 7, 2015 and she is no longer compensated by us or our affiliates.
If at any time we cease to be a “controlled company” under the NYSE American Listing Rules, our Board will take all action necessary to comply with the applicable the NYSE American Listing Rules, including establishing a compensation committee and a nominating and corporate governance committee composed entirely of independent directors, subject to any permitted “phase-in” periods under the NYSE American Listing Rules.
Board Leadership Structure and Role in Risk Oversight
The leadership structure of our Board is comprised of a Chairman position that is separate from the Chief Executive Officer position. Mr. Ketan Mehta currently serves as our President and Chief Executive Officer. Dr. Arun K. Maheshwari serves as the Chairman of our Board. Our Board believes that the separation of the chief executive officer and chairman positions is an important component of an effective board and that this structure benefits the interests of all stockholders. Our Board believes that Dr. Maheshwari’s in-depth knowledge of our business and its challenges, as well as his experience in the industry as a whole, make him the best qualified person to serve as Chairman. In his capacity as Chairman, Dr. Maheshwari, among other things, ensures that our Board provides effective monitoring and guidance as needed to the senior management team, guides the development of our strategic plans with defined objectives for senior management to achieve the goals set out in the strategic plans, provides support to the management team in developing effective investor relations strategy and communication plans and robust human resources strategies and policies to support the strategic plans. Following our 2017 Annual Meeting, Dr. Maheshwari’s involvement with our strategic plans has diminished. Nonetheless, Dr. Maheshwari continues to provide guidance as needed to our President and Chief Executive Officer and other members of the senior management and continues to preside at all meetings of our Board. Our Board believes that this structure facilitates better communication between management and the Board.
Mr. Ketan Mehta, our President and Chief Executive Officer, also serves as a director. Our Board believes that Mr. Mehta’s service as a director enhances the Board’s oversight of our day-to-day operations and provides additional management expertise with respect to the complexities of our business.
At each regularly convened board meeting, the non-employee directors meet in executive session. Dr. Maheshwari presides over executive sessions of the non-employee directors of our Board.
One of the key functions of our Board is informed oversight of our risk management process and monitoring and assessing strategic risk exposure. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.
Our audit committee has the responsibility to discuss guidelines and policies governing the process by which senior management of Majesco and our relevant departments, including our internal auditing department, identify, assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our audit committee also has the responsibility to review major issues regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, major issues as to the adequacy of our internal controls, any special steps adopted in light of material control deficiencies and compliance policies and programs. Our audit committee also reviews and approves all related party transactions.
Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices.
Our compensation committee is responsible for reviewing and evaluating annually our overall compensation structure and whether executive compensation arrangements are adequate in regards to costs of operations and competitiveness as well as whether they incentivize unnecessary or excessive risk taking by management.
Board Meetings
During the fiscal year ended March 31, 2018 (“FY 2018”), our Board held a total of four (4) meetings. All of the directors attended every meeting of our Board, except Mr. Thompson and Mr. Ram who were absent for one (1) Board meeting each. Our audit committee met four (4) times, our compensation committee met four (4) times and our nominating and corporate governance committee met four (4) times during FY 2018. All of the directors attended every committee meeting, except Mr. Thompson who was absent for one compensation committee meeting and Mr. Ram who was absent for one nominating and corporate governance committee meeting. Mr. Thompson has since resigned from our board of directors and all committees effective April 26, 2018.
Board Committees
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our Board and is available on our website, www.majesco.com, under the “Investor Relations” section. The information contained in, or that can be accessed through, our website is not part of this proxy statement.
Audit Committee
Our audit committee consists of Dr. Maheshwari and Messrs. Gallegos, Kanagat and Restrepo, and is chaired by Mr. Gallegos. Our audit committee met four (4) times during our fiscal year ended March 31, 2018. The primary purpose of our audit committee is to assist our Board in its oversight responsibilities relating to (i) the integrity of the financial statements of Majesco and its financial reporting process; (ii) internal and external auditing and the independent auditor’s qualifications and independence; (iii) the performance of Majesco’s internal audit function and independent auditors; (iv) the integrity of the Majesco’s system of disclosure controls and procedures and internal controls over financial reporting; (v) the compliance with ethical standards adopted by Majesco; (vi) the compliance by Majesco with legal and regulatory requirements, including applicable rules of the NYSE American, the Sarbanes-Oxley Act and other securities laws (collectively, the “Applicable Rules”); and (vii) the preparation of an audit committee report as required by the Applicable Rules to be included in Majesco’s proxy statement.
The audit committee has the following responsibilities, among other things:
•
approving and retaining the independent auditors to conduct the annual audit of the books and records;

•
reviewing the proposed scope and results of the audit;

•
reviewing and pre-approving the independent auditor’s audit and non-audit services rendered;

•
approving the audit fees to be paid;

•
reviewing accounting and financial controls with the independent auditors and financial and accounting staff;

•
reviewing and approving transactions between Majesco and its directors, officers and affiliates;

•
recognizing and preventing prohibited non-audit services;

•
establishing procedures for complaints received by Majesco regarding accounting matters;

•
overseeing internal audit functions; and

•
preparing the report of the audit committee that SEC rules require to be included in the special meeting proxy statement.

Our audit committee reviews with management and our independent auditors and approves all related party transactions or course of dealings. See “Certain Relationships and Related Party Transactions.”
Our Board has determined that each of the members of our audit committee is independent. See “Director Independence and Controlled Company Status” above.
The financial literacy requirements of the SEC also require that each member of our audit committee be able to read and understand fundamental financial statements. In addition, our Board has determined that each of Dr. Maheshwari and Messrs. Gallegos, Kanagat and Restrepo qualifies as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and has financial sophistication in accordance with the NYSE American Listing Rules.
Compensation Committee
Our compensation committee consists of Messrs. Hukku, Isaac, Kanagat and Mehta and is chaired by Mr. Kanagat. Our compensation committee met four (4) times during our fiscal year ended March 31, 2018. The primary purpose of our compensation committee is to (i) review, evaluate and approve all compensation of executive officers, including the Chief Executive Officer; (ii) review, evaluate and make recommendations to our Board with respect to the compensation programs and polices applicable to our officers and directors, including all employee benefit plans and executive compensation plans; (iii) review and evaluate annually the overall compensation structure of Majesco as a whole and make recommendations to our Board with respect thereto; (iv) annually review and recommend to our Board for approval compensation and benefit programs for non-employee directors; and (v) prepare a report on executive compensation and review the annual Compensation Discussion and Analysis section of our proxy statement.
The functions of our compensation committee include, among other things:
•
reviewing and approving the compensation arrangements for management, including the compensation for the chief executive officer;

•
establishing and reviewing general compensation policies;

•
administering our equity and non-equity incentive plans; and

•
preparing any reports of the Compensation Committee that Majesco may be required by SEC rules to include in the proxy statement or other filings.

The compensation committee meets regularly in executive session but not less than three times per year. The compensation committee may request that any directors, officers or other employees of Majesco, or any other persons whose advice and counsel are sought by the compensation committee, attend any meeting of the compensation committee to provide such pertinent information as the compensation committee. Attendance by directors not appointed to the Committee is on a non-voting basis. In addition, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
The compensation committee is responsible for reviewing and evaluating annually the overall compensation structure of Majesco as a whole and whether executive compensation arrangements are adequate in regards to costs of operations and competitiveness as well as whether they incentivize unnecessary or excessive risk taking by management. The compensation committee makes recommendations to our Board on changes to executive compensation it deems appropriate based on this assessment.

The compensation committee also administers and exercises all authority (including the authority to grant equity awards) under our equity plans granted to the administering committee under any of our employee benefit plans and executive compensation plans and periodically reviews the operation of such plans.
Under the charter of the compensation committee, the compensation committee may form and delegate authority to subcommittees, when appropriate, to address specific issues identified by the compensation committee. During our fiscal year ended March 31, 2016, the compensation committee delegated the authority to grant awards to new hires (other than employees who are officers required to file reports of beneficial ownership under the Exchange Act), under our equity incentive plan pursuant to guidelines approved from time to time by the committee to a subcommittee of three non-directors. The subcommittee is required to report on all such grants to the compensation committee. In June 2016, our compensation committee also delegated authority to our President and Chief Executive Officer to approve the base salaries for all of our executive officers (other than the Chief Executive Officer) and performance targets and annual performance bonuses for all executive officers (other than the Chief Executive Officer and our other named executive officers (as defined below)) in accordance with guidelines approved from time to time by the compensation committee.
Our compensation committee is not required to be fully independent due to our controlled company status. Our Board has determined that each of Messrs. Kanagat, Isaac and Hukku is independent. Our President and Chief Executive Officer abstains and recuses himself from participating in any decision on equity grants under our equity incentive plan or bonuses for himself and our other named executive officers. See “Director Independence and Controlled Company Status” above.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Dr. Maheshwari and Messrs. Gallegos and Ram, and is chaired by Dr. Maheshwari. Our nominating and corporate governance committee met four (4) times during our fiscal year ended March 31, 2018. The primary purpose of our nominating and corporate governance committee is (i) to identify and evaluate individuals qualified to become Board members, consistent with criteria approved by our Board and our Corporate Governance Guidelines, and to recommend to the Board the director nominees for each annual meeting of our shareholders and from time to time fill vacancies on our Board; (ii) to develop and recommend to our Board Corporate Governance Guidelines applicable to our Company, officers and directors, and to review and recommend to our Board any changes the nominating and corporate governance committee deems appropriate to such Corporate Governance Guidelines from time to time; (iii) to recommend to our Board director nominees for each Board committee and for the Chairperson of each committee; (iv) to oversee the annual performance evaluation of the Board and its committees and management; and (v) to take other actions as necessary to achieve the goals and responsibilities specified in the nominating and corporate governance committee charter.
The functions of our nominating and corporate governance committee include, among other things:
•
assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our Board;

•
identifying and nominating members of the Board;

•
overseeing the evaluation of the Board and management;

•
developing and recommending corporate governance guidelines to the Board;

•
evaluating the performance of the members of the Board; and

•
making recommendations to the Board as to the structure, composition and functioning of the Board and its committees.

Our nominating and corporate governance committee is not required to be fully independent due to our controlled company status. Our Board has determined that each of Dr. Maheshwari and Mr. Gallegos is independent. See “Director Independence and Controlled Company Status” above.

Code of Ethics for Employees, Executive Officers and Directors
Our Board has adopted our Code of Ethics applicable to all of our employees, executive officers and directors. The Code of Ethics is available on our website at www.majesco.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.
Our Board is responsible for overseeing compliance with the Code of Ethics, and our Board or an appropriate committee thereof must approve any waivers of the Code of Ethics for employees, executive officers or directors. We disclose and intend to continue to disclose on our website any amendments to, or waivers from, our Code of Ethics that are required to be disclosed by law or the NYSE American Listing Rules.
Anti-Hedging Policy
Our Board believes that hedging transactions, while allowing holders to own Majesco securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of our security holders generally. As a result, our Board has adopted an anti-hedging policy pursuant to which no director or officer may, at any time, directly or indirectly, engage in any kind of hedging transaction that could reduce or limit such person’s holdings, ownership or interest in or to any common shares or other securities of Majesco, including, without limitation, outstanding stock options, deferred share units, restricted share units, or other compensation awards the value of which are derived from, referenced to or based on the value or market price of securities of Majesco.
Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, instruments for short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of Majesco.
Director Nomination Process
Identification and Evaluation of Nominees for Directors
The nominating and corporate governance committee considers candidates submitted by a variety of sources (including incumbent directors, shareholders, Majesco management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board. If a vacancy arises or the Board decides to expand its membership, the nominating and corporate governance committee will ask each director to submit a list of potential candidates for consideration. The nominating and corporate governance committee will also consider potential nominees submitted by shareholders in accordance with the procedures set forth in our bylaws and other processes adopted from time to time for submission of director nominees by shareholders or potential nominees submitted by Majesco management. If the committee deems it necessary, it may also retain an independent third party search firm to provide potential candidates. The nominating and corporate governance committee has the sole authority to approve the search firm’s fees and other retention terms. The committee also has authority to obtain advice and assistance from legal, accounting or other advisors.
The committee will also consider potential nominees submitted by stockholders as required under applicable securities laws. The committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. The nominating and corporate governance committee seeks to identify and recruit the best available candidates, and intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board members, Majesco management, third party search firms or other sources.
Under our bylaws, shareholders wishing to suggest a candidate for director must write to our Corporate Secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2019 annual meeting, the recommendation must be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Shareholder Proposals and Director Nominations for 2019 Annual Meeting of Shareholders.”
Such submissions must state the (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of each such person, (B) the principal occupation or employment of the nominee, (C) the number of shares of capital stock of the Majesco beneficially owned by the nominee, and a description of any and all Disclosable Interests (as that term is defined in our bylaws) held by the nominee or to which the nominee is a party, (D) a description of all arrangements, understandings or compensation between or among any of  (i) the proposing shareholder, (ii) the nominee, (iii) each such shareholder Associated Person (as that term is defined in the Bylaws), and (iv) any other person or persons (naming such person or persons), in each case relating to the nomination or pursuant to which the nomination or nominations are to be made by the nominating shareholder and/or relating to the candidacy or service of the nominee as a director, (E) such other information concerning each such person as would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such person as a director, and must be accompanied by a consent, signed by the nominee to serve as a director of Majesco if elected, and (F) if the nominee or the nominating shareholder or any such shareholder Associated Person expresses an intention or recommendation that Majesco enter into a strategic transaction, any material interest in such transaction of each such proposed nominee, shareholder or shareholder Associated Person, including without limitation any equity interests or any Disclosable Interests held by each such nominee, shareholder or shareholder Associated Person in any other person the value of which interests could reasonably be expected to be materially affected by such transaction. To be proper notice, the shareholder’s notice must also include a written questionnaire completed by the proposed nominee with respect to the background and qualifications of such proposed nominee (which form of questionnaire shall be provided by the Secretary upon written request).
Director Qualifications
We do not have specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE American and securities laws applicable to “controlled companies”. Nominees for director are selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board duties. Our nominating and corporate governance committee believes that each director should have a basic understanding of  (i) the principal operational and financial objectives and plans and strategies of Majesco, (ii) the results of operations and financial condition of Majesco and of any significant subsidiaries or business segments and (iii) the relative standing of Majesco and its business segments in relation to its competitors. When nominating a sitting director for re-election at an annual meeting, the nominating and corporate governance committee will consider the director’s performance on the Board and the director’s qualifications in respect of the foregoing.
The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee is of the view that the composition of our Board, as a whole, should reflect a mix of skills and expertise that are appropriate for our company given our circumstances and that, collectively, enables our Board to perform its oversight function effectively. Nominees are not discriminated against on the basis of race, color, national origin, gender, religion or disability.
Director Attendance at Annual Meetings
Our policy is that directors should attend our annual meetings of shareholders.
Shareholder Communications with our Board
Shareholders and other interested persons seeking to communicate with our Board must submit their written communications to our Senior Vice President of Finance, at Majesco, 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960. Such communications must include the number of Majesco securities owned, beneficially or otherwise, by the person issuing the communication. Our Senior Vice President of Finance will forward such communications to the Chairman of the Board and to any individual member of our Board to whom any communication is specifically addressed. The Chairman of our Board (and any individual director to whom the communication was specifically addressed) will determine what further steps are appropriate depending on the facts and circumstances outlined in the communication.
Compensation Committee Interlocks and Insider Participation
Messrs. Isaac, Kanagat, Mehta and Thompson served as members of our compensation committee for our fiscal year ended March 31, 2018. Mr. Thompson resigned as a member of the Board and compensation committee effective as of April 26, 2018.
During our fiscal year ended March 31, 2018, Mr. Mehta served as Chief Executive Officer of our Company Co-Founder of Mastek Limited and was a member of the board of directors and a member of the Nomination and Remuneration Committee and Governance Committee of the board of directors of Mastek Limited. Mr. Mehta resigned as a member of the board of directors and member of the Nomination and Remuneration Committee and Governance Committee of the board of directors of Mastek Limited on June 1, 2015. Mr. Mehta also served as Co-Founder and Chief Executive Officer of Majesco Limited. In addition, Mr. Kanagat served as member of the board of directors, Chairman of the Nomination and Remuneration Committee and member of the Audit Committee of the board of directors of Mastek Limited.
During our fiscal year ended March 31, 2018, Dr. Maheshwari, a member of our board of directors, also served as member of the board of directors and Chairman of the Nomination and Remuneration Committee of the board of directors of Majesco Limited until August 3, 2017. During that year, Mr. Ram, also a member of our board of directors, also served as Vice chairman and Managing Director of Mastek Limited. See “Certain relationships and Related Party Transactions” with respect to certain relationships with these individuals and entities.
Compensation of Non-Employee Directors
Our policy for compensation to non-employee directors for their services on our Board and its committees was as follows during our fiscal year ended December 31, 2018. On June 7, 2018, our board approved certain modifications to our compensation policy for non-employee directors which are reflected below:
•
$25,000 payable in cash annually, $6,250 per quarter, which amount was increased to $50,000 ($12,500 per quarter);

•
$250 for each meeting of the audit committee, compensation committee and nominating and corporate governance committee attended by the members of such committees (other than for the Chairpersons of such committees);

•
$1,250 for each meeting of the audit committee attended by the Chairperson of such committee due to his additional duties as committee chair; and

•
$750 for each meeting of the compensation committee and nominating and corporate governance committee attended by the Chairpersons of such committees due to their additional duties as committee chair.

Directors of Majesco are reimbursed for reasonable travel and other expenses in connection with attending meetings of our Board or its committees. In addition, our Chairman of the Board is also reimbursed for travel expenses for reasonable trips to India or other geographic locations where Majesco has business or intends to build business. Such travel is deemed necessary for our Chairman of the Board to fulfill his duties to guide the development of our strategic plan. Employee directors do not receive any additional compensation for their service as directors.
In addition, upon joining the Board, our Chairman of the Board received a grant of options to purchase 83,333 shares of common stock under the 2015 Plan, which, subject to the Chairman’s continued service, vest 25% annually over four years, and until June 7, 2018, all non-employee directors had received grants of options to purchase 66,666 shares of common stock under the 2015 Plan, which subject to the non-employee director’s continuing service, vest 25% annually over four years.

On June 7, 2018, our board amended the non-employee director compensation policy to provide that effective immediately, upon joining the Board, each new non-employee director shall receive a grant of options to purchase 50,000 shares of common stock under the 2015 Plan, which, subject to the non-employee director’s continued service, vest approximately 33.33% annually over three years. In addition, at such time as all options previously granted to current non-employee directors vest in full, each such non-employee director shall receive an additional grant of options to purchase 50,000 shares of common stock under the 2015 Plan, which, subject to the non-employee director’s continued service, will vest approximately 33.33% annually over three years. Our non-employee director compensation policy may be changed from time to time and is reviewed annually by the compensation committee.
The following table sets forth in summary form information concerning the compensation that we paid or awarded during our fiscal year ended March 31, 2018 to our non-employee directors. The compensation earned by Mr. Mehta, our President and Chief Executive Officer, for our fiscal year ended March 31, 2018 is included in “Executive Compensation — Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Arun Maheshwari	47,750	__	30,900	__	__	__	78,650
Earl Gallegos	31,000	__	30,900	__	__	__	61,900
Steven R. Isaac	26,000	__	30,900	__	__	__	56,900
Atul Kanagat	29,000	__	30,900	__	__	__	59,900
Sudhakar Ram	__	__	__	__	__	__	__
Robert R. Restrepo, Jr.	26,000	__	30,900	__	__	__	56,900
Westley Thompson(2)	19,500	__	30,900	__	__	__	50,400

(1)
Amounts represent the grant date fair value of stock options granted during our fiscal year ended March 31, 2018, as calculated in accordance with FASB ASC Topic 718, Accounting for Stock Options and Other Stock-Based Compensation. See Note 16 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for the assumptions used in calculating this amount.

As of March 31, 2018, the aggregate number of shares underlying stock options held by each non-employee director were as follows: Dr. Maheshwari: 181,666 (of which 62,499 were exercisable as of March 31, 2018); Mr. Gallegos: 81,666 (of which 24,999 were exercisable as of March 31, 2018); Mr. Isaac: 81,666 (of which 24,999 were exercisable as of March 31, 2018); Mr. Kanagat: 81,666 (of which 24,999 were exercisable as of March 31, 2018); Mr. Restrepo: 81,666 (of which 24,999 were exercisable as of March 31, 2018); and Mr. Thompson: 81,666 (of which 16,666 were exercisable as of March 31, 2018).
(2)
Mr. Thompson resigned from our Board on April 26, 2018.

AUDIT COMMITTEE REPORT
The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.majesco.com.
In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2018 with management and with our independent registered public accounting firm. In addition, the audit committee has discussed the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with MSPC, our independent registered public accounting firm for the fiscal year ended March 31, 2018. The audit committee has also received and reviewed the written disclosures and the letter from MSPC required by the applicable requirements of the PCAOB and has discussed with MSPC their independence from us.
Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.
Audit Committee:
Earl Gallegos, Chairman
Dr. Arun Maheshwari
Atul Kanagat
Robert R. Restrepo, Jr.
The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS
The following are biographical summaries of our executive officers and their ages, except for Mr. Mehta, whose biography is included under the heading “Proposal 1: Election of Directors” set forth above:
Name	Age	Position(s)
Ketan Mehta	59	President and Chief Executive Officer
Farid Kazani	51	Chief Financial Officer and Treasurer
Edward Ossie	64	Chief Operating Officer
Prateek Kumar	42	Executive Vice President, P&C Industry Leader
Ganesh Pai	51	Executive Vice President, Consulting
Mallinath Sengupta	57	Executive Vice President, P&C Delivery
Manish D. Shah	46	Executive Vice President, Products
Farid Kazani has served as CFO and Treasurer of Majesco since 2011. Mr. Kazani has served as Group CFO and Director of Finance of Mastek Limited since 2009. Mr. Kazani serves as a Managing Director of Majesco Limited. Mr. Kazani led the demerger of Mastek Limited’s insurance-related business which was completed in June 2015. Mr. Kazani has led acquisitions by Majesco and the listing of Majesco on NYSE American. Prior to joining Mastek Limited, Mr. Kazani served as CFO — India and Global Financial Controller for Firstsource Solutions Ltd., an IT-enabled services and business process outsourcing firm, where, among other things, he played a central role in the company’s initial public offering in 2007. Mr. Kazani’s earlier experience also includes positions with a number of large businesses in India, including RPG Enterprises, BPL Mobile, Marico Industries Ltd. and National Organic Chemical Industries Ltd. Mr. Kazani has over 27 years of professional experience in the field of corporate finance, including in strategic business planning, treasury and fund management, foreign exchange markets, mergers, acquisitions and divestments. He earned a Bachelor’s of Commerce from Mumbai University and holds qualifications as a Member of the Institute of Cost Accountants of India (Grad. CWA) and The Institute of Chartered Accountants of India (ICAI).
Edward Ossie has served as Majesco’s Chief Operating Officer (“COO”) since January 2015, responsible for driving the company’s growth, strategy, operational initiatives, marketing, partnerships and corporate development. Prior to joining Majesco, Mr. Ossie was Vice President and Director at Corum Group, a Seattle, WA-based global mergers and acquisitions advisory firm focused on the technology sector, from 2011 to 2014. In this role, he advised a number of high-growth technology businesses on how they might shape and scale their operations to achieve growth, relevance and profitability. From 2011 to 2014, Mr. Ossie also served on the Majesco North America Advisory Board, as well as on the board of directors of Majesco Software & Solutions from 2013 to January 2015. From 2001 – 2010, Mr. Ossie served in a variety of roles at London Stock Exchange-listed insurance software and business process services firm Innovation Group plc (“Innovation Group”), including Group President and COO, Technology Division, and also served as a member of the board of directors of Innovation Group from 2001 to 2005. From 1996 to 2001, Mr. Ossie was as CEO of MTW Corporation (“MTW”), also an insurance software and business process services company, and along with his investment partner, the Halifax Capital Group, led the sale of MTW to Innovation Group. Earlier in his career, Mr. Ossie spent 19 years at Texas Instruments, during the last four of which, he was Division Manager and Vice President for the Software Group, which grew from the scale of a start-up to 1,300 employees within the course of five years. Mr. Ossie has been Chairman of CertTech LLC from 2011 to present, and has served as a director of Social Security Solutions Inc. from 2011 to present. Mr. Ossie graduated with a Bachelor’s of Science degree from Missouri State University and has attended select Executive Programs at the Stanford University Graduate School of Business.
Prateek Kumar has served as Executive Vice President at Majesco since February 2015, responsible for acquiring new customers and deepening relationships with customers across both the L&A and P&C lines of business. Mr. Kumar oversees sales, client relationships, pre-sales and new strategic initiatives. Prior to this, he served as Senior Vice President of Sales and Account Management from 2014 to February 2015, as Vice President from 2010 to 2014 and as Assistant Vice President of Majesco from 2008 to 2010 and, in both roles, was also responsible for acquiring new customers and deepening relationships with existing customers. Mr. Kumar was previously an Assistant Vice President with Systems Task Group (“STG”), an insurance software firm, from 2003 to 2008, when STG was acquired by Majesco. Prior to Majesco, Mr. Kumar worked as an IT consultant with the Exeter Group in the areas of IT strategy, planning and program management from 2000 to 2002. He holds a B.A. from Kurukshetra University (Kurukshetra, India) and an M.B.A. from Virginia Polytechnic Institute and State University.
Ganesh Pai has served as Executive Vice President of Consulting Services for Majesco since January 2017. Prior to joining Majesco, Mr. Pai was the Vice President and Global Head of IT, Insurance Business Unit at Genpact Ltd. from November 2014 to January 2017. Mr. Pai was also Senior Vice President, Insurance Market Unit at Mphasis Limited from February 1997 to November 2014. Mr. Pai earned a B.E. in Electrical Engineering from Bangalore University, India, and an M.B.A. from the University of Chicago.
Mallinath Sengupta has served as the Executive Vice President and Head of P&C Delivery at Majesco since joining Majesco in November 2017. In his role, Mr. Sengupta is responsible for delivering client programs that meet customer expectations. Mr. Sengupta has over 30 years of international experience. In his long career in the IT industry, he has performed various roles that include large-scale delivery (team size exceeding 10,000), Account Management, Pre-Sales, Engagement Initiation and Product Development. From 2009 until 2017, Mr. Sengupta served as Senior Vice President of Mphasis Corp, an IT services company. In addition, he previously worked for Wipro, an IT services company, in various capacities. From 2002 until 2009 Mr. Sengupta served as Vertical Head — Aerospace and Industrial Manufacturing Vertical of Wipro and from 1991 until 1996 he served as Regional Manager of Wipro. From 1996 until 1999, Mr. Sengupta served as Manager — IT Services Sales for NIIT Technologies, a leading global IT solutions organization servicing customers across the Americas, Europe, Asia and Australia. Mr. Sengupta is an alum of Indian Institute of Management, Bangalore.
Manish D. Shah has served as an Executive Vice President of Majesco since our merger with Cover-All Technologies, Inc. in June 2015. Mr. Shah served as a director and the President of Cover-All since November 2008 and as Chief Executive Officer from July 2013 until our merger with Cover-All. Mr. Shah served as Cover-All’s Chief Technology Officer from 2004 until his promotion to the position of Chief Executive Officer. Prior to joining Cover-All, Mr. Shah held several technology management positions at various companies such as Andersen Consulting, P&O Nedlloyd and Tata Consultancy Services in different industries for over 10 years. Mr. Shah has a B.S. in computer science from the M.S. University, India and an M.B.A. from the Columbia University.

EXECUTIVE COMPENSATION
We are an emerging growth company and may take advantage of certain exemptions from various reporting requirements that are otherwise applicable to public companies that are not emerging growth companies including, but not limited to, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a non-binding shareholder advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we no longer are an emerging growth company. See “Explanatory Note” above.
Our principal executive officer during our fiscal year ended March 31, 2018 and two other most highly compensated executive officers who were serving at the end of our fiscal year ended March 31, 2018 (whom we collectively refer to as our “named executive officers”) are:
•
Ketan Mehta — President and Chief Executive Officer

•
Manish D. Shah — Executive Vice President, Products

•
Edward Ossie — Chief Operating Officer

Summary Compensation Table
The following table shows the annual compensation paid to or earned by our named executive officers for the fiscal years ended March 31, 2018 and March 31, 2017:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Ketan Mehta President and Chief Executive Officer	2018	350,000	—	—	61,800	100,000	3,639(3)	515,439
	2017	350,000	—	—	22,000	—	4,192(4)	376,192
Manish D. Shah Executive Vice President, Products	2018	325,000	—	—	61,800	100,000	9,359(5)	496,159
	2017	325,000	—	—	148,000	—	10,614(6)	483,614
Edward Ossie Chief Operating Officer	2018	340,000	—	—	41,400	100,000	1,200(7)	482,600
	2017	340,000	—	—	58,600	—	1,200(8)	399,800

(1)
The amounts reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, Accounting for Stock Options and Other Stock-Based Compensation. See Note 16 3, to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 for the assumptions used in calculating these amounts.

(2)
The amounts represent annual cash performance-based bonuses earned by our named executive officers pursuant to the achievement of certain company and individual performance objectives in the fiscal year under the Majesco Performance Bonus Plan. See “Majesco Performance Bonus Plan” below.

(3)
This amount reflects employer contributions to the 401(k) Plan of  $2,439 and a mobile device allowance of  $1,200.

(4)
This amount reflects employer contributions to the 401(k) Plan of  $2,992 and a mobile device allowance of  $1,200.

(5)
This amount reflects employer contributions to the 401(k) Plan of  $3,250, an automobile allowance of  $4,909 and a mobile phone allowance of  $1,200.

(6)
This amount reflects employer contributions to the 401(k) plan of  $7,364, and an automobile allowance of  $3,250.

(7)
This amount consists of a mobile device allowance of  $1,200.

(8)
This amount consists of a mobile device allowance of  $1,200.

Majesco Performance Bonus Plan
Each of our named executive officers participates in, and is eligible to receive a bonus under, the Majesco Performance Bonus Plan (the “Performance Bonus Plan”). For our fiscal year ended March 31, 2018, the threshold, target and maximum bonus (as a percentage of base salary) that each of our named executive officers was eligible to receive is set forth in the table below:
Name	Threshold Bonus(1)	Target Bonus	Maximum Bonus
Ketan Mehta, President and Chief Executive Officer	40%	50%	65%
Manish D. Shah, Executive Vice President, Products	24%	30%	39%
Edward Ossie, Chief Operating Officer	24%	30%	39%

(1)
The threshold bonus detailed here refers to the lowest percentage attainment with respect to a performance goal that the named executive officer could receive. Accordingly, a named executive officer could receive a bonus beneath this percentage if, for example, the named executive officer attained the threshold with respect to one target, but did not attain the threshold with respect to all other targets.

Bonuses for 2018 under the Performance Bonus Plan are awarded based on the achievement of both company performance linked targets (order book, revenue and adjusted EBITDA) and individual performance targets set by the compensation committee. The threshold bonus payable for any given company performance-linked target would occur if at least 80% of the given company performance-linked target is achieved. Once the 80% threshold is achieved for such company performance-linked target, a named executive officer’s entitlement to a performance bonus with respect to such target would increase by 2.5% for each 1% of additional attainment against such target up to 112% achievement of the target. The threshold bonus payable for any given individual performance target would occur if at least 50% of the given individual performance target is achieved. Once the 50% threshold is achieved for such individual performance target, a named executive officer’s entitlement to a performance bonus will be based on a performance assessment and rating determination of the compensation committee. Maximum payout is capped at 130%.
For the fiscal year ended March 31, 2018, entitlement of Mr. Mehta to a performance-based bonus was based (i) 30% on the percentage achievement of  company performance-linked targets (order book, revenue and adjusted EBITDA) and (ii) 70% on the percentage achievement of individual performance targets (cloud strategy and positioning, and success of L&A business). Based on the compensation committee’s review of the Company and individual performance against these goals, Mr. Mehta received a $100,000 bonus for our fiscal year ended March 31, 2018.
For the fiscal year ended March 31, 2018, entitlement of Mr. Shah to a performance-based bonus was based (i) 30% on the percentage achievement of  company performance-linked targets (order book, revenue and adjusted EBITDA) and (ii) 70% on the percentage achievement of individual performance targets (meet product release plan, success of customer accounts, support delivery success, cloud positioning and product support). Based on the compensation committee’s review of the Company and individual performance against these goals, Mr. Shah received a $100,000 bonus for our fiscal year ended March 31, 2018.
For the fiscal year ended March 31, 2018, entitlement of Mr. Ossie to a performance-based bonus was based (i) 30% on the percentage achievement of  company performance-linked targets (order book, revenue and adjusted EBITDA) and (ii) 70% on the percentage achievement of individual performance targets (strategic partnerships, order book achievement, client partner achieving revenue, pipeline development and P&C strategy and positioning). Based on the compensation committee’s review of the Company and individual performance against these goals, Mr. Ossie received a $100,000 bonus for our fiscal year ended March 31, 2018.

Employment Agreements
We have employment and other service agreements with all of our named executive officers. The following is a summary of the material terms of each employment agreement.
Ketan Mehta
We entered into an employment letter agreement with Mr. Ketan Mehta as of September 4, 2013, pursuant to which Mr. Mehta was paid an annual base salary of  $350,000 for serving as our President and Chief Executive Officer during our fiscal year ended March 31, 2018. In addition, Mr. Mehta is eligible for a cash bonus pursuant to the Performance Bonus Plan. The agreement may be terminated by either party upon six months’ notice. In the event the agreement is terminated by us, Mr. Mehta will be entitled to notice pay, which would be equivalent to six months of his annual base salary.
The agreement contains certain confidentiality obligations and restrictive covenants, including covenants not to compete with us or our affiliates by soliciting our customers, prospective customers or strategic partners or soliciting persons who are or were within one year prior to such solicitation our employees or independent contractors. Such restrictive covenants remain in effect for a period of one year following Mr. Mehta’s separation of employment with us for any reason.
Manish D. Shah
On March 7, 2012, Cover-All Technologies Inc. entered into an employment agreement with Manish D. Shah, which was amended on July 1, 2013, and further amended on February 27, 2015 (the “Effective Date”) and assumed by Majesco in the merger with Cover-All Technologies Inc. in June 2015.
Under this agreement, Mr. Shah was paid an annual base salary of  $325,000 during our fiscal year ended March 31, 2018, plus benefits and the use of a company car, including maintenance and repair expenses in connection with the use of the car. Mr. Shah is eligible to earn an annual target bonus equal to 30% of his annual salary under the Performance Bonus Plan subject to the attainment of annual company and/or individual performance goals as determined by the Board.
The agreement is for a term of three years from the Effective Date, provided, however, that Mr. Shah may terminate the agreement for “Good Reason” (as defined in the agreement), or Majesco may terminate the agreement without “Cause” (as defined in the agreement), upon 10 business days’ written notice to the other party. Additionally, each of Mr. Shah and Majesco may terminate the agreement immediately at any time, for Cause or without Good Reason, as the case may be, upon written notice to the other party. The term shall automatically be extended for an additional one-year period on the third anniversary of the Effective Date and on each such subsequent anniversary date thereafter unless, not later than 90 days prior to any such anniversary, either party gives notice to the other party that the term shall not be extended or further extended beyond its then automatically extended term.
If we terminate Mr. Shah’s employment without Cause or if Mr. Shah terminates the agreement for Good Reason, Mr. Shah will be entitled to receive (i) any and all earned but unpaid annual salary and earned but unused vacation and other earned paid time off through and including the termination date; (ii) reimbursement for his unreimbursed business expenses incurred through and including the termination date; (iii) such employee benefits (including equity compensation), if any, as to which he may be entitled under our employee benefit plans as of the termination date; and (iv) a pro rata portion of the bonus payment based upon the number of days he was employed during the fiscal year for which such bonus is computed to the extent the goals applicable to such bonus are actually met for the fiscal year in question. In addition, he will be entitled to receive a severance payment equal to an amount by (x) dividing his highest annual salary over the past 12 months prior to an applicable termination of employment by twelve (12) to determine the monthly salary and then (y) multiplying such monthly salary by six (6). Payment of the severance payment is conditioned upon Mr. Shah’s timely execution and non-revocation, of a general release releasing Majesco from most claims.
The agreement also contains a confidentiality provision, a non-solicitation covenant and a mutual non-disparagement clause.

Edward Ossie
We entered into an employment letter agreement with Mr. Ossie, dated December 1, 2014. Under this agreement, Mr. Ossie was paid an annual base salary of  $340,000 for serving as our Chief Operating Officer during our fiscal year ended March 31, 2018. In addition, Mr. Ossie will be entitled to a bonus of up to 30% of his base salary upon the achievement of certain targets and will be entitled to receive certain health and other benefits. The employment letter agreement requires us to provide Mr. Ossie with four weeks’ prior written notice to terminate his employment and requires Mr. Ossie to provide four weeks’ prior written notice to us to terminate employment. Upon termination of Mr. Ossie’s employment by the Company, Mr. Ossie shall be entitled to receive six months severance pay and benefits, and subject to board approval, options granted to Mr. Ossie shall vest in full.
Pursuant to the terms of the employment letter agreement, Mr. Ossie entered into an invention assignment and confidentiality agreement. The agreement contains certain confidentiality obligations and restrictive covenants, including covenants not to compete with us or our affiliates by soliciting business from or performing services for our customers, prospective customers or strategic partners or soliciting persons who are or were within one year prior to such solicitation our employees or independent contractors. Such restrictive covenants remain in effect for a period of one year following Mr. Ossie’s separation of employment with us for any reason.
Potential Payments Upon a Termination or Change in Control
Each of our named executive officers is entitled to severance or notice pay in the event of a termination by us without cause. Mr. Shah is also entitled to severance in the event of a resignation by such named executive officer for good reason. The details of such severance arrangements are described above in the section titled “— Employment Agreements.”
Additionally, our compensation committee may in its sole discretion, cause any unvested equity awards to become vested and exercisable in whole or in part in the event of a change in control.
Equity Awards During Fiscal Years Ended March 31, 2018 and 2017
On May 9, 2016, we awarded Mr. Shah options under the Majesco 2015 Equity Incentive Plan to purchase 20,000 shares of our common stock with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $52,800. The options have an exercise price of  $6.22 per share and are subject to time-based vesting conditions as described below in the section titled “— Outstanding Equity Awards at Fiscal Year-End.”
On June 3, 2016, we awarded Messrs. Mehta, Shah and Ossie options under the Majesco 2015 Equity Incentive Plan to purchase 10,000 shares of our common stock, with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $22,000. The options have an exercise price of  $5.18 per share and are subject to time-based vesting conditions as described below in the section titled “— Outstanding Equity Awards at Fiscal Year-End.”
On January 23, 2017, we awarded Messrs. Shah and Ossie options under the Majesco 2015 Equity Incentive Plan to purchase 30,000 and 15,000 shares of our common stock, respectively with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $73,200 and $36,600, respectively. The options have an exercise price of  $5.75 per share and are subject to time-based vesting conditions as described below in the section titled “— Outstanding Equity Awards at Fiscal Year-End.”
On July 25, 2017, we awarded Mr. Ossie options under the Majesco 2015 Equity Incentive Plan to purchase 20,000 shares of our common stock with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $41,400. The options have an exercise price of  $4.87 per share and are subject to time-based vesting conditions as described below in the section titled “— Outstanding Equity Awards at Fiscal Year-End.”
On July 26, 2017, we awarded Messrs. Mehta and Shah options under the Majesco 2015 Equity Incentive Plan to purchase 30,000 shares of our common stock with an aggregate grant date fair value computed in accordance with FASB ASC Topic 718 equal to $61,800. The options have an exercise price of  $4.85 per share and are subject to time-based vesting conditions as described below in the section titled “— Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding option awards held by each of our named executive officers that were outstanding as of March 31, 2018. There were no stock awards or other equity investment plan awards outstanding as of March 31, 2018.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ketan Mehta President and Chief Executive Officer	___	30,000(1)	—	4.85	07/26/2027
	2,500	7,500(2)		5.18	06/03/2026
	83,333	83,334(3)	—	4.92	06/29/2025
Manish D. Shah Executive Vice President, Products	—	30,000(4)	—	4.85	07/26/2027
	7,500	22,500(5)		5.75	01/23/2027
	2,500	7,500(6)	—	5.18	06/03/2026
	5,000	15,000(7)	—	6.22	05/09/2026
	41,666	41,667(8)	—	4.92	06/29/2025
	86,564(9)	—	—	7.72	3/7/2022
Edward Ossie Chief Operating Officer	41,666(10)	41,667	—	4.92	6/29/2025
	2,500(11)	7,500	—	5.18	6/3/2026
	3,750(12)	11,250	—	5.75	1/23/2027
	—(13)	20,000	—	4.87	7/25/2027

(1)
Options to purchase 30,000 shares of our common stock were granted to Mr. Mehta on July 26, 2017 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, none of these options were exercisable. The options, subject to Mr. Mehta’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(2)
Options to purchase 10,000 shares of our common stock were granted to Mr. Mehta on June 3, 2016 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 2,500 of these options were exercisable. The options, subject to Mr. Mehta’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(3)
Options to purchase 166,667 shares of our common stock were granted to Mr. Mehta on June 29, 2015 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 83,333 of these options were exercisable. The options, subject to Mr. Mehta’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(4)
Options to purchase 30,000 shares of our common stock were granted to Mr. Shah on July 26, 2017 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, none of these options were exercisable. The options, subject to Mr. Shah’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(5)
Options to purchase 30,000 shares of our common stock were granted to Mr. Shah on January 23, 2017 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 7,500 of these options were exercisable. The options, subject to Mr. Shah’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(6)
Options to purchase 10,000 shares of our common stock were granted to Mr. Shah on June 3, 2016 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 2,500 of these options were exercisable. The options, subject to Mr. Shah’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(7)
Options to purchase 20,000 shares of our common stock were granted to Mr. Shah on May 9, 2016 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 5,000 of these options were exercisable. The options, subject to Mr. Shah’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(8)
Options to purchase 83,333 shares of our common stock were granted to Mr. Shah on June 29, 2015 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 41,666 of these options were exercisable. The options, subject to Mr. Shah’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(9)
Options to purchase 86,564 shares of our common stock were granted to Mr. Shah on March 7, 2012 in connection with our merger with Cover-All. As of March 31, 2018 all of these options were exercisable.

(10)
Options to purchase 83,333 shares of our common stock were granted to Mr. Ossie on June 29, 2015 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 41,666 of these options were exercisable. The options, subject to Mr. Ossie’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(11)
Options to purchase 10,000 shares of our common stock were granted to Mr. Ossie on June 3, 2016 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 2,500 of these options were exercisable. The options, subject to Mr. Ossie’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(12)
Options to purchase 15,000 shares of our common stock were granted to Mr. Ossie on January 23, 2017 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, 3,750 of these options were exercisable. The options, subject to Mr. Ossie’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

(13)
Options to purchase 20,000 shares of our common stock were granted to Mr. Ossie on July 25, 2017 under the Majesco 2015 Equity Incentive Plan. As of March 31, 2018, none of these options were exercisable. The options, subject to Mr. Ossie’s continued employment, vest and become exercisable annually in equal installments over the four-year period following the grant date.

Retirement and Welfare Benefits
We maintain a 401(k) Plan in which our employees, including our named executive officers, who are 21 years of age or older, participate. Employees can contribute up to 75% of their eligible pay, subject to maximum amounts allowed under law. We provide matching contributions of 25% on the first 4% on contributions under the 401(k) Plan.
We also contribute to medical, disability and other standard insurance plans for all full-time employees, including our named executive officers.
Employee Stock Purchase Plan
We also maintain the Majesco Employee Stock Purchase Plan, or the ESPP, a broad-based employee plan in which our employees, including our named executive officers, may purchase our common stock at up to a 15% discount.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions during our fiscal years ended March 31, 2017 and March 31, 2018 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.
Majesco Limited (“Majesco Limited”), a public limited company domiciled in India whose equity shares are listed on the BSE Limited (Bombay Stock Exchange) and the National Stock Exchange of India Limited currently owns 69.75% of our issued and outstanding common stock and Mastek (UK) Ltd., a private limited company organized under the laws of the United Kingdom (“Mastek UK”), currently owns 13.78% of our issued and outstanding common stock. Mastek UK is a wholly-owned subsidiary of Mastek Limited.
Since our listing on the NYSE American in June 2015, all related party transactions are reviewed and approved by our audit committee which is composed entirely of independent directors. Prior to June 2015, our Board reviewed and approved all of our related party transactions.
Reimbursement of Expenses
The following tables summarize the liabilities to or by related parties:
	As of March 31, 2018	As of March 31, 2017
Net reimbursable expenses payable to Majesco Limited or Mastek Limited(1)	$98	$(622)

(1)
The net reimbursable expenses payable at March 31, 2018 and March 31, 2017 include employee stock option charges of Majesco Limited and various expenses which are recurring in nature and attributable to shared resources with Majesco Limited or Mastek Limited that are in the process of being separated after the Reorganization, including air travel, travel insurance, telephone costs, water charges, insurance costs, administrative personnel costs, software and hardware costs and third party license costs, less receivables from Majesco Limited or Mastek Limited for similar expenses.

Guarantees
We are the beneficiary of guarantees given by Majesco Limited under certain of our loan facilities. During the fiscal years ended March 31, 2018 and March 31, 2017, Majesco paid $48,000 and $213,000, respectively, to Majesco Limited as arrangement fees and guarantee commission for the guarantees given by Majesco Limited under those facilities.
Leases
Our subsidiary Majesco Software and Solutions India Private Limited (“MSSIPL”) entered into an operating lease for its operation facilities in Mahape, India, as lessee, with Majesco Limited, Majesco’s parent company, as lessor. The approximate aggregate annual rent payable to Majesco Limited under this lease agreement is $1,304,000. The lease is effective June 1, 2015 and expires on May 31, 2020. MSSIPL paid Majesco Limited $1,304,000 and $1,259,000 in rent under the lease during the fiscal years ended March 31, 2018 and 2017, respectively. MSSIPL may terminate the lease after three years with six months’ prior written notice to Majesco Limited. Majesco Limited may terminate the lease after five years with six months’ prior written notice to MSSIPL.

MSSIPL also entered into a lease for its operations in Pune, India, with Mastek Limited as lessor. The approximate aggregate annual rent payable to Mastek Limited under this lease agreement is approximately $394,000. The lease is effective June 1, 2015 and expires on May 31, 2020. MSSIPL paid Mastek Limited $397,000 and $397,000 in rent under the lease during the fiscal years ended March 31, 2018 and 2017, respectively. MSSIPL may terminate the lease after three years with six months’ prior written notice to Mastek Limited. Mastek Limited may terminate the lease after five years.
Joint Venture Agreement with Mastek UK
On September 24, 2015, MSSIPL and Mastek UK, entered into a Joint Venture Agreement (the “Joint Venture Agreement”) pursuant to which the two companies agreed to work together to deliver services to third parties under the terms of the Joint Venture Agreement, which services comprise the delivery of development, integration and support services to third parties by use of Mastek Limited’s development, integration and support methodologies and tools. The Joint Venture Agreement is effective September 24, 2015 and will remain in force, unless terminated by either party upon three months’ notice in writing to the other of its intention to terminate the Joint Venture Agreement. The consideration for each party’s performance of its obligations under the Joint Venture Agreement is the performance of the other’s obligations under the same Agreement, being services to the other. The services shall comprise in the case of Mastek Limited, Mastek Limited’s development, integration and support methodologies and tools and business development services. In the case of MSSIPL, the services comprise the provision of leading edge technical expertise and advice. The parties will also exchange technical, business and other information.
Share Purchase Agreement with Mastek Limited
On October 31, 2015, Majesco Sdn. Bhd., a company incorporated under the laws of Malaysia and wholly-owned subsidiary of Majesco (“Majesco Malaysia”), entered into a Share Purchase Agreement with Mastek Limited pursuant to which Majesco Malaysia purchased from Mastek Limited all of the issued and outstanding shares of Mastek Asia Pacific Pte. Limited, a company incorporated under the laws of Singapore, for a total cash purchase consideration of 381,800 Singapore Dollars (USD $276,000). The acquisition closed on November 1, 2015. Mastek Asia Pacific Pte. Limited has since been renamed “Majesco Asia Pacific Pte. Limited.”
Services Agreement with Mastek UK
On December 2, 2015, Majesco UK Limited, a company registered in England and Wales wholly-owned by Majesco (“Majesco UK”), entered into a Services Agreement with Mastek UK, pursuant to which Mastek UK provides certain corporate and operational support services to Majesco UK, including managed office accommodation and facilities; managed office IT infrastructure and networks; and corporate support services, insurance coverage and subscription to professional associations and publications. The charges for these core services will consist of a monthly charge of 13,000 UK Pounds (USD $20,000) and a pass through of actual costs of providing the services. Any support services by Mastek UK staff not included in the core services will be charged on a basis to be determined separately between both parties but before provision of such services. Either party may at any time, by notice in writing to the other party, terminate this agreement for breach or if the other party becomes subject to insolvency issues. Either party for any reason or no reason may terminate this agreement by providing the other party written notice of the termination ninety (90) days in advance. The Services Agreement contains customary representations, warranties and indemnities of the parties. The effective date of this Services Agreement is January 1, 2015. The amount paid for the fiscal years ended March 31, 2017 and March 31, 2018 were nil and $138,000 respectively.
Services Agreement with Majesco Limited
On August 2, 2016, Majesco Limited and MSSIPL entered into a master service agreement, effective as of June 30, 2016 pursuant to which MSSIPL will provide software development services to Majesco Limited. Under this agreement, MSSIPL will charge Majesco Limited cost plus a margin for the services rendered. Software development charges charged by MSSIPL under the agreement for the fiscal years ended March 31, 2018 and March 31, 2017 were $1,075,000 and $823,000, respectively.

Services Agreement with Digility Inc.
On March 1, 2016, Majesco and Digility Inc., a Delaware corporation (“Digility”) wholly-owned by Mastek UK, entered into a Services Agreement (the “Services Agreement”), pursuant to which Majesco will provide certain management and operational support services to Digility, including managed office accommodation and facilities, managed office IT infrastructure and networks, and corporate support services.
The charges for these services will consist of an initial set-up fee of   $1,000, a monthly fee of   $3,750 and a pass through of actual costs of providing the services incurred in excess of the monthly fee. Either party may at any time, by notice in writing to the other party, terminate the Services Agreement for breach or if the other party becomes subject to insolvency issues. Either party for any reason or no reason may terminate the Services Agreement by providing the other party written notice of the termination thirty (30) days in advance. The Services Agreement contains customary representations, warranties and indemnities of the parties. The effective date of the Services Agreement is March 1, 2016. Digility paid Majesco $19,000 and $45,000, respectively, for services under this Services Agreement during the fiscal year ended March 31, 2018 and March 31, 2017. This agreement was terminated on August 31, 2017.
Sublease Agreement with Digility Inc.
On March 1, 2016, Majesco and Digility entered into a Sublease Agreement (the “Sublease Agreement”), pursuant to which Majesco will sublet the premises located on the first floor of 685 Route 202/206, Bridgewater, New Jersey to Digility. Digility will pay monthly $1,200 for rent to Majesco during the term of the Sublease Agreement. Digility will also reimburse Majesco for any costs charged by the landlord, Route 206 Associates, a New Jersey partnership, for additional services requested by Digility. The term of the Sublease Agreement will commence on March 1, 2016 and expire on July 31, 2017, unless terminated at an earlier date. Either party for any reason or no reason may terminate the Sublease Agreement by providing the other party written notice of the termination thirty (30) days in advance. The Sublease Agreement contains customary representations, warranties and indemnities of the parties. Rental charges received from Digility for the fiscal years ended March 31, 2018 and March 31, 2017 were $5,000 and $14,000, respectively.
Intellectual Property License
On August 2, 2016, Majesco Limited and MSSIPL entered into a Memorandum of Understanding pursuant to which MSSIPL granted Majesco Limited a perpetual, royalty-free right to use the intellectual property rights of MSSIPL in “Elixir”, including any improvements and upgrades, in connection with Majesco Limited’s India insurance business.
Employment Agreements
We have entered into employment agreements with certain of our named executive officers that provide for salary, bonus and severance compensation. For more information regarding these employment agreements, see “Executive Compensation — Employment Agreements” and “Executive Compensation — Potential Payments Upon a Termination or Change of Control.”
Equity Issued to Executive Officers and Directors
We have granted equity incentives to our named executive officers and non-employee directors, as more fully described in “Executive Compensation — Employment Agreements,” “Executive Compensation —  Equity Awards During Fiscal Years Ended March 31, 2018 and 2017” and “Proposal 1: Election of Directors — Corporate Governance — Compensation of Non-Employee Directors.”
Indemnification Agreements with our Directors and Officers
Our charter documents provide that we will indemnify our directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, if they acted in good faith and in a manner they reasonably believed to be in the best interests of Majesco, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

In addition, we have entered into indemnification agreements (the “Majesco Indemnification Agreements”) with all of our officers and directors. These indemnification agreements supplement the indemnification rights under our charter documents and provide that we will, to the fullest extent permitted by law, indemnify such directors and officers against any and all expenses and liabilities incurred by each such indemnitees in the course of conduct of our business or the business of any of our affiliates. We will not be liable under the Majesco Indemnification Agreements to make any duplicate payment to any director or officer in respect of any expenses or liabilities to the extent such indemnitee has otherwise received payment under any insurance policy, our charter documents, other indemnity provisions or otherwise of the amounts which Majesco must otherwise pay under the Majesco Indemnification Agreements. In the event of an indemnification pursuant to the Majesco Indemnification Agreements, we may provide for and pay for the costs of the defense against any legal action in respect of liabilities as to which it has indemnified the director or executive officer, and the obligations to indemnify will continue to the extent provided in the indemnification agreements notwithstanding that the director or officer may no longer be a director or officer of Majesco. Further, pursuant to the Majesco Indemnification Agreements, we may maintain directors’ and officers’ liability insurance coverage.
We believe that these charter document provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our charter documents may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PROPOSAL 2: APPROVAL OF
AMENDMENT TO 2015 EQUITY INCENTIVE PLAN
Summary
On May 9, 2018, the Board of Directors approved, subject to shareholder approval, certain amendment to the 2015 Plan. If approved by our shareholders would increase the number of shares authorized for issuance under the 2015 Plan by 2,000,000 shares to 5,877,263 shares from 3,877,263 shares. As of March 31, 2018, only 545,788 shares remained available for future awards under the 2015 Plan.
The purpose of the 2015 Plan is to aid in attracting and retaining employees, management and members of the Board of Directors. The Company desires to motivate them to put forth maximum efforts for the success of the business. In reviewing our compensation practices, including in light of various evolving market practices, as well as to enhance the Company’s flexibility to make awards, our board of directors determined to make the above change to the 2015 Plan. In addition, the proposed amendment will ensure our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are our most valuable asset, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We believe strongly that the approval of this amendment to our 2015 Plan, as proposed, is instrumental to our continued success.
Proposed Awards Grants Under the 2015 Plan
On June 7, 2018, our board amended the non-employee director compensation policy to provide that effective immediately, upon joining the Board, each new non-employee director shall receive a grant of options to purchase 50,000 shares of common stock under the 2015 Plan, which, subject to the non-employee director’s continued service, will vest approximately 33.33% annually over three years. In addition, at such time as all options previously granted to current non-employee directors vest in full, each such non-employee director shall receive an additional grant of options to purchase 50,000 shares of common stock under the 2015 Plan, which, subject to the non-employee director’s continued service, will vest approximately 33.33% annually over three years.
Other than the awards described for our non-employee directors, the number, amount and type of awards to be received by or allocated to eligible persons under the 2015 Plan cannot be determined at this time. The Company is not currently considering any specific additional awards under the 2015 Plan other than as stated above. For information regarding awards granted to our named executive officers during our fiscal year ended March 31, 2018, see “Executive Compensation.”
Historical Awards Grants Under the 2015 Plan
The following sets forth certain information as of March 31, 2018 with respect to awards issued under the 2015 Plan over the last three fiscal years.
	Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Balance, April 1, 2015	—	$—	—	$—
Granted	2,279,882	4.81 – 7.72	9.07 Years	5.24
Canceled	(100,497)	4.81 – 6.93		4.95
Balance, April 1, 2016	2,179,385	4.81 – 7.72	9.07 Years	5.25
Granted	860,331	4.79 – 6.22	9.41 Years	5.56
Exercised	(2,083)	4.92		4.92
Canceled	(168,991)	4.81 – 7.53		5.37

	Shares	Exercise Price Per Share	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Balance, March 31, 2017	2,868,642	4.79 – 7.72	8.91 Years	5.34
Granted	715,000	4.85 – 5.64	8.77 Years	5.01
Exercised	(51,249)	4.92 – 5.05		4.94
Canceled	(254,250)	4.87 – 6.22		5.38
Balance, March 31, 2018	3,278,143	4.79 – 7.72	7.69 Years	5.27
For certain information as of March 31, 2018 with respect to our 2015 Plan, see “Securities Authorized for Issuance Under Equity Compensation Plans — Equity Compensation Plans as of March 31, 2018” in this proxy statement.
Summary of the Majesco 2015 Equity Incentive Plan
The following is a summary of the principal features of the 2015 Plan and its operation. Because it is not a complete description of all the terms and conditions of the 2015 Plan, this summary is qualified in its entirety by reference to the full text of the 2015 Plan previously filed as Exhibit 10.3 to the registration statement on Form S-4 of Majesco filed with the SEC on April 1, 2015.
The 2015 Plan is intended to continue to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company by aligning their interests with those of the Company’s shareholders.
Share Reserve
Currently, 3,877,263 shares of common stock are authorized for issuance under the 2015 Plan, which amount includes all shares of common stock issuable pursuant to stock options and restricted stock awards issued under the Cover-All Technologies Inc. Amended and Restated 2005 Stock Incentive Plan (the “Prior Plan”). In addition, the following shares of common stock will again be available for grant or issuance under the 2015 Plan:
•
shares subject to issuance upon exercise of an option (“Option”) or stock appreciation right (“SAR”) granted under the 2015 Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR;

•
shares subject to awards granted under the 2015 Plan that are forfeited or are repurchased by Majesco at the original issue price;

•
shares subject to awards granted under the 2015 Plan that otherwise terminate without shares being issued;

•
shares surrendered, cancelled, or exchanged for cash; and

•
shares used or withheld to pay the exercise price of an award granted under the 2015 Plan or to satisfy the tax withholding obligations related to an award granted under the 2015 Plan.

Term
The 2015 Plan will terminate ten years from the plan effective date, unless it is terminated earlier by our board of directors.
Eligibility
Employees, consultants, directors and non-employee directors of Majesco and its parents and subsidiaries will be eligible to receive grants under the 2015 Plan, provided such persons provide services to Majesco and/or its subsidiaries, as determined by the Administrator (as defined below). Incentive stock options may only be granted to employees of Majesco and its parents and subsidiaries.

Administration
The 2015 Plan will be administered by the members of the Compensation Committee who are non-employee directors under applicable federal securities laws and are outside directors as defined under applicable federal tax laws. The full board of directors will administer the 2015 Plan with respect to grants made to non-employee directors (as applicable, the “Administrator”). The Administrator will have the power to delegate its authority to administer the 2015 Plan to any subcommittee consisting of one or more executive officers; provided that such delegation is permitted by law. The Administrator will have the authority to construe and interpret the 2015 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2015 Plan and the granting of awards thereunder.
Awards and Plan Limits
The 2015 Plan will provide for the grant of Options, restricted stock awards, SARs, restricted stock units (“RSUs”), and/or performance awards (each, an “Award”) with certain limits as to the number of shares that may be awarded in one year as may be set forth in the 2015 Plan.
Awards Available for Grant under the 2015 Plan
Stock Options
The 2015 Plan will provide for the grant of incentive stock options and non-qualified options. The exercise price of each Option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. All Options shall be exercisable in accordance with the terms of the applicable Award agreement, which shall also state whether the Option is an incentive stock option or a non-qualified stock option.
The maximum term of an Option will be determined by the Administrator on the date of grant but shall not exceed 10 years (5 years in the case of incentive stock options granted to any 10% stockholders).
In the case of incentive stock options, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such incentive stock option becomes exercisable for the first time during any calendar year cannot exceed $100,000. Incentive stock options granted in excess of this limitation will be treated as non-qualified stock options.
If a participant terminates services with Majesco or the combined company (or applicable affiliates) due to death or disability, the participant’s unexercised Options may be exercised to the extent they were exercisable on the termination date, for a period of twelve months from the termination date (unless a shorter period not less than six months is set forth in the participant’s Award agreement) or until the expiration of the original Option term, if shorter. If the participant terminates employment with Majesco or the combined company (or applicable affiliates) for “Cause” (as defined in the 2015 Plan), all unexercised Options (whether vested or unvested) will terminate and be forfeited on the termination date. If the participant’s employment terminates for any other reason, any vested but unexercised Options may be exercised by the participant, to the extent exercisable at the time of termination, for a period of 90 days from the termination date (or such time as specified by the Administrator) or until the expiration of the original Option term, whichever period is shorter. Unless otherwise provided by the compensation committee, any Options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.
Restricted Stock
A restricted stock award is a grant of our common stock subject to restrictions, as set forth in an applicable Award agreement. The price (if any) of a restricted stock award will be determined by the Administrator. Unless otherwise determined by the Administrator, vesting will cease on the date the participant no longer provides services to Majesco or the combined company (or applicable affiliates) and any unvested portion of the Award will generally be forfeited.

Stock Appreciation Rights (SARs)
SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions, as set forth in an applicable Award agreement. The maximum term of a SAR is 10 years and upon termination of service the SAR would generally be subject to the same rules regarding exercise and forfeiture as are applicable to Options.
Restricted Stock Units
An RSU is an Award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve certain performance conditions, as set forth in an applicable Award agreement.
Performance Shares
A performance share is an Award which either (a) covers a number of shares of common stock or (b) provides for an amount in cash that, in either case, may be settled upon achievement of the pre-established performance conditions (subject to any equitable adjustments permitted under the 2015 Plan) in cash or by issuance of the underlying shares. These Awards are subject to forfeiture prior to settlement because of termination of employment and/or failure to achieve the performance conditions.
The performance conditions may be based on any of the following objective measures, either individually, alternatively or in any combination, as such performance condition applies to the company as a whole or any business unit or subsidiary or any combination and measured, to the extent applicable, on an absolute basis or relative to a pre-established target. Such measures are:
•
Profit before tax;

•
Billings;

•
Revenue;

•
Net revenue;

•
Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

•
Operating income;

•
Operating margin;

•
Operating profit;

•
Controllable operating profit, or net operating profit;

•
Net profit;

•
Gross margin;

•
Operating expenses or operating expenses as a percentage of revenue;

•
Net income;

•
Return on equity;

•
Earnings per share;

•
Total stockholder return;

•
Market share;

•
Return on assets or net assets;

•
The company’s stock price;

•
Growth in stockholder value relative to a predetermined index;

•
Return on invested capital;

•
Cash Flow (including free cash flow or operating cash flows);

•
Cash conversion cycle;

•
Economic value added;

•
Contract awards or backlog;

•
Overhead or other expense reduction;

•
Credit rating;

•
Strategic plan development and implementation;

•
Succession plan development and implementation;

•
Improvement in workforce diversity;

•
Customer indicators;

•
New product invention or innovation;

•
Attainment of research and development milestones;

•
Improvements in productivity;

•
Attainment of objective operating goals and employee metrics; and

•
Any other metric that is capable of measurement as determined by the Administrator.

Corporate Transaction
If Majesco or the combined company experiences a “Corporate Transaction” (as defined in the 2015 Plan), the Administrator may take any of the following actions without the need for consent from any participant:
•
cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

•
cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Corporate Transaction and, cancel any unexercised portion of the Option upon closing of the Corporate Transaction;

•
cancel any Award in exchange for a substitute award;

•
redeem any restricted stock or RSU for cash and/or other substitute consideration on the date of the Corporate Transaction;

•
cancel any Option in exchange for cash and/or other substitute consideration; and/or

•
take such other action as the Administrator shall determine to be reasonable under the circumstances.

Additional Provisions
Awards granted under the 2015 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by the Administrator. The board of directors may amend, suspend or terminate the 2015 Plan and the Compensation Committee may amend any outstanding Award at any time; provided, however, that no such amendment or termination may adversely affect Awards then outstanding without the holder’s permission. No Award shall become exercisable, no shares of common stock shall be issued, no certificates for shares of common stock shall be delivered and no payment shall be made under the 2015 Plan except in compliance with all applicable laws.

U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2015 Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Internal Revenue Code of 1986, as amended (the “Code) and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Options
There are a number of requirements that must be met for a particular Option to be treated as an incentive stock option. One such requirement is that common stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of  (i) two years from the date of grant of the Option, or (ii) one year from the date of its exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under applicable provisions of the Code.
No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under applicable provisions of the Code.
Restricted Stock
A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the participant made an election under Section 83(b) of the Code, the participant will recognize ordinary compensation income at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under applicable provisions of the Code.

Restricted Stock Units
A participant will not be subject to tax upon the grant of an RSU award. Rather, upon the delivery of shares or cash pursuant to a RSU award, the participant will recognize ordinary compensation income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes, but the deduction may be limited under applicable provisions of the Code.
SARs
No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under applicable provisions of the Code.
Section 162(m) Limitation
In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. Prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Certain awards under the 2015 Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief; however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of  $1 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the 2015 Plan.
Vote Required and Recommendation of our Board
Under our bylaws, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required to increase the number of shares authorized for issuance under the 2015 Plan to 5,877,263 shares from 3,877,263 shares. With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN with respect to the increase in shares authorized under the 2015 Plan. If the proposal receives more votes FOR than AGAINST it will be approved. If you ABSTAIN, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal. As a result, such “broker non-votes” or voting to ABSTAIN will have no effect on the outcome of Proposal 2.
Our Board recommends a vote “FOR” an amendment to the 2015 Plan to increase the number of shares authorized for issuance thereunder to 5,877,263 shares from 3,877,263 shares.

PROPOSAL 3: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected MSPC as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2019 and our Board has directed that management submit the selection of the Company’s independent registered public accounting firm for ratification by the shareholders at the 2018 Annual Meeting. Representatives of MSPC are expected to be physically present at the 2018 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. MSPC was appointed to serve as our independent registered public accounting firm in November 2014.
Shareholder ratification of the selection of MSPC as the company’s independent registered public accounting firm is not required by California law or our charter documents. However, our Board is submitting the audit committee’s selection of MSPC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its shareholders.
Independent Registered Public Accountants’ Fees
The following table sets forth the aggregate fees billed by MSPC as described below:
Fee Category	2018	2017
Audit Fees	$150,000	$135,000
Audit-Related Fees	$45,000	$45,000
Tax Fees	$0	$0
All Other Fees	$12,500	$0
Total Fees	$207,500	$180,000
Audit Fees:   Audit Fees consist of fees billed for professional services performed by MSPC for the audit of our annual financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.
Audit-Related Fees:   Audit Related Fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees:   Tax Fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no such fees incurred by Majesco in the fiscal years ended March 31, 2018 and March 31, 2017.
All Other Fees:   Other fees for the fiscal year ended March 31, 2018 included fees for comfort letters such as the comfort letters issued in connection with the qualified institutional placement by Majesco Limited in January 2018. There were no other fees incurred by Majesco in the fiscal year ended March 31, 2017.
The audit committee has considered the services listed above to be compatible with maintaining MSPC’s independence.
Pre-Approval Policies and Procedures
In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended March 31, 2018 and March 31, 2017, all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.
Recommendation of our Board
Our Board recommends a vote “FOR” the ratification of the selection of MSPC as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

•
each of our directors and director nominees;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

The percentage ownership information is based on 36,601,491 shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Majesco, 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960.
Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater shareholders:
Majesco Limited(1)	25,530,125	69.75%
Mastek Limited(2)	5,044,875	13.78%
Directors and Named Executive Officers:
Ketan Mehta(3)	153,863	*
Edward Ossie(4)	83,444	*
Manish D. Shah(5)	322,580	*
Dr. Arun K. Maheshwari(6)	242,531	*
Earl Gallegos(7)	112,706	*
Steven R. Isaac(8)	37,290	*
Atul Kanagat(9)	37,082	*
Sudhakar Ram	—	—
Robert P. Restrepo, Jr.(10)	53,749	*
Rajesh Hukku	—	—
All executive officers and directors as a group (16 persons)(11)	1,319,502	3.52%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Majesco Limited is a public limited company domiciled in India whose equity shares are listed on the BSE Limited (Bombay Stock Exchange) and the National Stock Exchange of India Limited. As of the Record Date 60.35% of the total capitalization of Majesco Limited is held by public shareholders, while approximately 39.65% is held by individual promoters and their family members as follows: (i) Sudhakar Ram: 7.81%; (ii) Girija Ram Family Trust I: 1.78%; (iii) Ashank Desai: 12.11%; (iv) Ketan Mehta: 11.04%; and (v) Radhakrishnan Sundar: 6.92%. No promoter, individually or with his family, holds the power to vote or dispose of the shares of Majesco owned by Majesco Limited or control over Majesco Limited. The address of Majesco Limited is MNDC, MBP-P-136, Mahape, Navi, Mumbai 400 710, Maharashtra, India.

(2)
Mastek Limited is a publicly traded company in India. Approximately 52.99% of the total capitalization of Mastek Limited is held by public shareholders, while approximately 47.01% is held by individual promoters and their family members as follows: (i) Sudhakar Ram: 12.04%; (ii) Ashank Desai: 14.36%; (iii) Ketan Mehta: 12.16%; and (iv) Radhakrishnan Sundar: 8.45%. No promoter, individually or with his family, holds the power to vote or dispose of the shares of Majesco owned by Mastek Limited or control over Mastek Limited. Mastek Limited’s interest in Majesco is held indirectly through Mastek Limited’s wholly owned subsidiary Mastek UK. The address of Mastek Limited is Unit 106, SDF 4, SEEPZ, Andheri (East), Mumbai 400 096, Maharashtra, India.

(3)
Includes 137,499 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(4)
Includes 76,249 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(5)
Includes 179,063 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(6)
Includes 102,920 shares held by the Vijaylakshmi Maheshwari Trust and 87,082 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(7)
Includes 37,082 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(8)
Includes 37,082 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(9)
Includes 37,082 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(10)
Includes 28,749 shares of our common stock subject to options exercisable within 60 days of the Record Date.

(11)
Includes 850,708 shares of common stock which the directors and executive officers have the right to acquire upon the exercise of stock options exercisable within 60 days of the Record Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and executive officers in preparing and filing such reports with the SEC. To our knowledge, based solely on our review of copies of the reports received by us, all such Section 16(a) filing requirements were met, with the exception of the late filing of one Statement of Changes in Beneficial Ownership on Form 4 as set forth below:
•
Mallinath Sengupta failed to report one transaction on time on a Form 4.

SECURITIES AUTHORIZED FOR
ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plans as of March 31, 2018
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
• Majesco 2015 Equity Incentive Plan	3,303,143	$5.28	545,788
• Majesco Employee Stock Purchase Plan	$0(1)	$0	1,902,925
Equity compensation plans not approved by security holders	__	__	__
Total	3,303,143	$5.28	2,448,713

(1)
This amount excludes purchase rights under the Majesco Employee Stock Purchase Plan.

Majesco does not have any equity compensation plan that has not been approved by shareholders.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019
ANNUAL MEETING OF SHAREHOLDERS
Proposals of shareholders intended to be presented at our 2019 annual meeting of shareholders must be received by us no later than February 25, 2019, which is 120 calendar days prior to date on which our proxy statement was released to shareholders in connection with the 2018 Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2019 annual meeting of shareholders, unless the date of the 2019 annual meeting of shareholders is changed by more than 30 days from the anniversary of 2018 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that shareholders wish to present for action at an annual meeting (other than those to be included in our proxy statement for which the deadline is as set forth above). In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of shareholders. Therefore, to be presented at our 2019 annual meeting of shareholders, such a proposal must be received by us no earlier than April 11, 2019 and no later than May 10, 2019. However, if the date of the annual meeting on a date that differs by more than 60 calendar days from such anniversary date, notice must be received not later than the close of business on the tenth day following the date on which public disclosure of the date of the Annual Meeting is made or given to shareholders.
Any proposals we do not receive in accordance with the above standards will not be voted on at the 2019 annual meeting of shareholders. Shareholders are advised to review our bylaws which also specify requirements as to the form and content of a shareholder’s notice.
Any proposals, notices or information about proposed director candidates should be sent to:
Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960
Attention: Corporate Secretary

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.
Registered Shareholders
If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (973) 461-5200 or by mail at 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.
If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.
Street Name Holders
Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.
ANNUAL REPORT
This proxy statement is accompanied by our 2018 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2018. The 2018 Form 10-K includes our audited financial statements. We have filed the 2018 Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.majesco.com. In addition, upon written request to the Company’s Corporate Secretary at 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960, we will mail a paper copy of our 2018 Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.
OTHER MATTERS
We do not know of any business that will be presented for consideration or action by the shareholders at the 2018 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

ANNUAL MEETING OF SHAREHOLDERS OF MAJESCO August 13, 2018 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/20143/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,”FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00003333333330300000 8 081318 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. 1. Election of Directors: 1. Election of Directors Nominees Dr. Arun K. Maheshwari Earl Gallegos Rajesh Hukku Steven R. Isaac Atul Kanagat Ketan Mehta Sudhakar Ram Robert P. Restrepo, Jr. 2. To approve an amendment to the Majesco 2015 Equity Incentive Plan, to increase the number of shares authorized for issuance under the plan to 5,877,263 shares from 3,877,263 shares. 3. To ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accounting firm for the current fiscal year ending March 31, 2019. Note: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” the election of the nominees listed under proposal 1, “FOR” proposal 2 and “FOR” Proposal 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES:

0 14475 MAJESCO Proxy for Annual Meeting of Shareholders on August 13, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Farid Kazani and Lori Stanley, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Majesco, to be held at 11:00 AM Eastern Daylight Time on August 13, 2018 at the offices of Majesco, 412 Mount Kemble Avenue, Suite 110C, Morristown, NJ 07960 and at any adjournments or postponements thereof. For directions to the meeting, please contact the company at 973-461-5200. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3. (Continued and to be signed on the reverse side.) 1.1

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF MAJESCO August 13, 2018 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,”FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00003333333330300000 8 081318 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/20143/ 1. Election of Directors Nominees Dr. Arun K. Maheshwari Earl Gallegos Rajesh Hukku Steven R. Isaac Atul Kanagat Ketan Mehta Sudhakar Ram Robert P. Restrepo, Jr. 2. To approve an amendment to the Majesco 2015 Equity Incentive Plan, to increase the number of shares authorized for issuance under the plan to 5,877,263 shares from 3,877,263 shares. 3. To ratify the appointment of MSPC Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accounting firm for the current fiscal year ending March 31, 2019. Note: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” the election of the nominees listed under proposal 1, “FOR” proposal 2 and “FOR” Proposal 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. FOR AGAINST ABSTAIN